Filed Pursuant to Rule 424(b)(2)
File No. 333-220175

Prospectus Supplement
(To Prospectus dated September 6, 2017)
2,608,000 Shares

5.50% Fixed-Rate Non-Cumulative
Perpetual Preferred Stock, Series A

We are offering 2,608,000 shares of our 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 par value  (the “Preferred Stock”), with a liquidation preference of $25 per share of Preferred Stock.

We will pay dividends from the original date of issuance, when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), at a fixed rate of 5.50% per annum, payable quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year, beginning on May 15, 2020. The Preferred Stock is perpetual and has no stated maturity.

Dividends on the Preferred Stock will not be cumulative or mandatory. If our board of directors (or a duly authorized committee of the board of directors) does not declare a dividend on the Preferred Stock or if our board of directors (or a duly authorized committee of our board directors) authorizes and we declare less than a full dividend in respect of a Dividend Period (as defined herein), that dividend will not accumulate, and we will have no obligation to pay a dividend or pay full dividends for that Dividend Period at any time, whether or not dividends on the Preferred Stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

We may redeem the Preferred Stock at our option, subject to applicable regulatory approval, at a redemption price equal to $25 per share, plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time, on or after February 15, 2025, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein).

The Preferred Stock will rank senior to our common stock and at least equally with each other series of our preferred stock we may issue, the terms of which expressly provide that it rank equally with respect to the payment of dividends and distributions upon liquidation, dissolution or winding up.

Currently no market exists for the Preferred Stock. We have filed an application to list the Preferred Stock on the Nasdaq Global Select Market ( “Nasdaq”) under the symbol “DCOMP.” If the application is approved, trading of the Preferred Stock on the Nasdaq is expected to begin within 30 days after the initial issuance of the Preferred Stock.

At our request, the underwriters have reserved up to 2.0% of the shares of Preferred Stock offered in this offering for sale, at the initial public offering price, to certain of our directors and officers, and certain related persons, through a directed share program. See “Underwriting—Directed Share Program.”

Investing in the Preferred Stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Share	Total
Public offering price	$25.00	$65,200,000
Underwriting discount	$0.7875	$2,053,800
Proceeds, before expenses, to us	$24.2125	$63,146,200

We have granted the underwriters an option to purchase up to an additional 391,200 shares of Preferred Stock within 30 days from the date of this prospectus supplement, at the public offering price, less the underwriting discount.

The underwriters expect to deliver the Preferred Stock in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants against payment therefor on or about February 5, 2020, which is the fifth Business Day (as defined herein) following the date of pricing of the Preferred Stock (such settlement being referred to as “T+5”). See “Underwriting” for details.

None of the Securities and Exchange Commission (the “Commission”), any state securities commission, the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (“FDIC”), the New York State Department of Financial Services, or any other regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Preferred Stock is not a savings account, deposit or other obligation of any of our bank or nonbank subsidiaries. The Preferred Stock is not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Joint Book-Running Managers

Raymond James	Citigroup

Co-Manager
D.A. Davidson & Co.

The date of this prospectus supplement is January 29, 2020.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our Preferred Stock and certain other matters relating to us and our financial condition, and it adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated September 6, 2017, which provides more general information about the securities that we may offer from time to time, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. You should carefully read both this prospectus supplement and the accompanying prospectus in their entirety, together with additional information described under the heading “Where You Can Find More Information” before investing in the Preferred Stock.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement. If any information in one of these documents conflicts with any statement in another document having a later date, for example, a document that we have incorporated by reference herein, then you should consider only the statement in the more recent document. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into those documents is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except where we or the context otherwise indicates, the information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of Preferred Stock described on the cover page of this prospectus supplement.

We have not, and the underwriters have not, authorized anyone to provide you with any information that is different or inconsistent with the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on our behalf to which we have referred you. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our Preferred Stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, any sale, offer to sell, or solicitation of any offer to purchase, any of the securities offered hereby, in any jurisdiction in which  it is unlawful to make such an offer or solicitation.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Dime Community Bancshares,” “the Company,” “we,” “us,” “our” or similar references mean Dime Community Bancshares, Inc. together with its subsidiaries.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or “SEC.” These SEC filings are available on the SEC’s website at http://www.sec.gov. In addition, we maintain a website at www.dime.com where you can find additional information about us. We make available, through our website (by clicking “Investor Relations”), our SEC filings as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.  This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed with the SEC a registration statement on Form S-3 (File No. 333-220175) under the Securities Act, relating to the securities covered by this prospectus supplement and the accompanying prospectus. This prospectus supplement is part of the registration statement. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

The following documents filed with the SEC are incorporated by reference into this prospectus supplement (other than documents or information deemed, under SEC rules, to have been “furnished” and not “filed” with the SEC, as described below):

•	our Annual Report on Form 10-K for the year ended December 31, 2018 (“2018 10-K”) filed with the SEC on March 13, 2019;

•
those portions of our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Stockholders, filed with the SEC on April 12, 2019, to the extent incorporated by reference in Part III of our 2018 10-K;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 10, 2019, August 9, 2019 and November 8, 2019, respectively; and

•
our Current Reports on Form 8-K filed with the SEC on January 17, 2019, January 24, 2019, February 4, 2019, April 26, 2019 (only with respect to information filed under item 8.01, including only those portions of Ex. 99.1 thereof that relate to the discussion of the charter conversion), May 23, 2019 (only with respect to information filed under item 5.07) and December 20, 2019 (other than those portions furnished under Items 2.02 or 7.01 of Form 8-K).

All future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering are incorporated by reference into this prospectus supplement (other than documents or information in such future filings deemed, under SEC rules, to have been “furnished” and not “filed” with the SEC). Information filed with the SEC after the date of this prospectus supplement will automatically update and supersede information contained in or previously incorporated by reference into this prospectus supplement.

You may request a copy of these filings at no cost, by writing to or telephoning us at the following address or telephone number.

Director of Investor Relations
Dime Community Bancshares, Inc.
300 Cadman Plaza West, 8th Floor
Brooklyn, New York 11201
(718) 782-6200

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus which are not statements of historical fact constitute forward-looking statements within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond our control and which may cause our actual results, performance or achievements or the financial services industry or economy generally, to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are forward-looking statements. These statements may be identified by use of words such as “annualized,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, references to assumptions, to the future or otherwise regarding the outlook for our future business and financial performance and/or the performance of the financial services industry and economy in general. Forward-looking statements are based on the current beliefs and expectations of our management, in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes appropriate under the circumstances, and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this document. Many of these factors are beyond our ability to control or predict. These factors include, but are not limited to:

•
general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry, may be less favorable than the Company currently anticipates;

•
changes in deposit flows, loan demand, real estate values or the quality and composition of its loan or securities portfolios may adversely affect the business of our wholly-owned banking subsidiary, Dime Community Bank;

•	changes in interest rates may adversely affect our net income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;

•	environmental conditions may exist on properties we own, lease or mortgage;

•	we may have difficulty attracting new customers or retaining existing customers;

•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;

•	changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently;

•	changes in corporate and/or individual income tax laws may adversely affect the Company’s business or financial condition;

•	legislation or regulatory changes may adversely affect the Company’s business;

•	risks related to our concentration in multifamily and commercial real estate loans;

•	technological changes may be more difficult or expensive than the Company anticipates;

•
an interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems may adversely affect our business and reputation;

•	we may not be able to attract or retain key personnel;

•
risks related to regulatory approval to take certain actions, including any dividends on our common stock or any outstanding series of our preferred stock, any repurchases of common stock, redemptions of any series of our preferred stock or any other issuance or redemption of any other regulatory capital instruments, as well as any applications in respect of expansionary initiatives;

S-iii

•	success or consummation of new business initiatives or the integration of any acquired entities may be more difficult or expensive than the Company anticipates;

•	we may not realize the expected benefits from our efficiency and growth initiatives, which could negatively impact our future profitability;

•
litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates;

•	our asset quality, the adequacy of our allowance for loan losses, and the risk that we may be unable to obtain full payment in respect of any receivables;

•	exposure to potential losses in the event of fraud or theft; and

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control.

For a discussion of these and other risks that may cause actual results to differ from expectations, refer to “Risk Factors” beginning on page S-9 of this prospectus supplement and “Part I—Item 1A. Risk Factors” and other information contained in our 2018 10-K and our other periodic filings, including our quarterly reports on Form 10-Q and current reports on Form 8-K, that we file from time to time with the SEC. All written or oral forward-looking statements that are made by or are attributable to us are expressly qualified by this cautionary notice. You should not place undue reliance on any forward-looking statements since those statements speak only as of the date on which the statements are made. We undertake no obligation to update any forward-looking information and statements, whether written or oral, to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of new information or unanticipated events, except as may otherwise be required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

S-iv

SUMMARY

  This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement. This summary is not complete and does not contain all of the information that may be important to you in making an investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in the Preferred Stock. See “Where You Can Find More Information.” You should pay special attention to the information contained under the caption entitled “Risk Factors” in this prospectus supplement and “Risk Factors” in our Form 10-K for the year ended December 31, 2018 and subsequent filings with the SEC to determine whether an investment in the Preferred Stock is appropriate for you.

Dime Community Bancshares, Inc.

Our Business

Dime Community Bancshares, Inc., a Delaware corporation, is a registered bank holding company headquartered in Brooklyn, New York. Through our wholly owned subsidiary, Dime Community Bank, a New York state-chartered commercial bank, we gather deposits from customers within our market area and via the internet, and invest them primarily in multifamily residential, commercial real estate, mixed use, and, to an increasing extent, commercial and industrial loans and one-to-four family residential real estate loans, as well as mortgage-backed securities, obligations of the U.S. government and government-sponsored enterprises, and corporate debt and equity securities.

Dime Community Bank was founded in 1864 and currently has 28 retail branches located throughout Brooklyn, Queens, the Bronx and Nassau and Suffolk Counties, New York.

Our common stock is traded on Nasdaq under the symbol “DCOM.” Our principal executive offices are located at 300 Cadman Plaza, 8th Floor, Brooklyn New York 11201 and our telephone number at that address is (718) 782-6200. Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

As of December 31, 2019, we had total assets of $6.4 billion, total deposits of $4.3 billion and stockholders’ equity of $596.8 million.

We maintain a website at www.dime.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

Fourth Quarter 2019 Financial Results

On January 23, 2020, Dime Community Bancshares announced that it reported net income of $6.9 million for the fourth quarter of 2019, compared to $4.7 million for the third quarter of 2019, and $12.4 million for the fourth quarter of 2018.

The overall cost of deposits was 1.29% in the fourth quarter of 2019, compared to 1.49% for the third quarter of 2019 and 1.30% for the fourth quarter of 2018.

Compared to the fourth quarter of 2018, the sum of average non-interest bearing checking account balances and average interest-bearing checking account balances for the fourth quarter of 2019 increased by 20.4% to $604.5 million.

Non-performing loans at December 31, 2019 were $11.1 million, or 0.21% of total loans, compared to $16.4 million, or 0.30% of total loans, at September 30, 2019 and $2.3 million, or 0.04% of total loans, at December 31, 2018.

The Company repurchased 759,200 shares, which represented approximately 2% of beginning period shares outstanding, in the fourth quarter of 2019 at a weighted average price of $20.23. During the quarter, the Company also approved its fourteenth stock repurchase program, which allows for the purchase of up to 2,636,598 shares, or 7.5% of the Company’s outstanding common stock as of December 31, 2019.

At December 31, 2019, Dime Community Bancshares’ common equity tier 1 capital and total risk-based capital ratios were 11.15% and 14.08%, respectively.

The Offering

The following summary of the offering contains summary information about this offering and about the Preferred Stock and is not intended to be complete. It does not contain all the information that may be important to you in making an investment decision. For a more complete understanding of the Preferred Stock, please see “Description of the Preferred Stock.” Unless otherwise indicated, the information contained in this prospectus supplement is as of the date set forth on the cover of this prospectus supplement.

Issuer	Dime Community Bancshares, Inc.

Securities Offered
2,608,000 shares of 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 value  (the “Preferred Stock”) with a liquidation preference of $25 per share of Preferred Stock.

We have granted the underwriters an option to purchase up to an additional 391,200 shares of Preferred Stock at a price of $25 per share, which will result in approximately $9.5 million of additional net proceeds to us, within 30 days from the date of this prospectus supplement.

We may from time to time, without notice to or the consent of holders of the Preferred Stock, issue additional shares of Preferred Stock, provided that if any such additional shares are not fungible for U.S. federal income tax purposes with the shares of Preferred Stock offered by this prospectus supplement, such additional shares will be issued with a separate CUSIP or other identifying number. The additional shares of Preferred Stock would form a single series with all previously issued shares of Preferred Stock.

Dividends
Holders of Preferred Stock will be entitled to receive, only when, as, and if declared by our board of directors (or a duly authorized committee of our board of directors), out of assets legally available under applicable law for payment, non-cumulative cash dividends based on the liquidation preference of $25 per share of Preferred Stock, and no more, at a fixed rate of 5.50% per annum, for each quarterly Dividend Period. A “Dividend Period” means the period from, and including, each Dividend Payment Date (as defined herein) to, but excluding, the next succeeding Dividend Payment Date, except for the initial Dividend Period, which will be the period from, and including, the original issue date of the shares of Preferred Stock to, but excluding, the next succeeding Dividend Payment Date.

Dividends on the Preferred Stock will not be cumulative or mandatory. If our board of directors (or a duly authorized committee of our board of directors) does not declare a dividend on the Preferred Stock or if our board of directors (or a duly authorized committee of our board directors) authorizes and we declare less than a full dividend in respect of a Dividend Period, that dividend will not accumulate, and we will have no obligation to pay a dividend or pay full dividends for that Dividend Period any time, whether or not dividends on the Preferred Stock or any other series of our preferred stock or common stock are declared for any future Dividend Period.

See “Description of the Preferred Stock—Dividends.”

Priority Regarding Dividends
During any dividend period in which the Preferred Stock is outstanding, unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside:

•          no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any Junior Stock (as defined herein), subject to certain exceptions;

•          no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, subject to certain exceptions, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

•          no shares of Parity Stock (as defined herein) shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, subject to certain exceptions, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us.

See “Description of the Preferred Stock—Dividends.”

Dividend Payment Dates
We will pay cash dividends on the Preferred Stock when, as, and if declared by our board of directors (or a duly authorized committee of our board), quarterly, in arrears, on February 15, May 15, August 15 and November 15 of each year (each such date, a “Dividend Payment Date”), beginning on May 15, 2020.

See “Description of the Preferred Stock—Dividends.”

Redemption
The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Preferred Stock at our option, subject to applicable regulatory approval, at a redemption price equal to $25 per share, plus any declared and unpaid dividends (without regard to any undeclared dividends) to, but excluding, the redemption date, (i) in whole or in part, from time to time on or after February 15, 2025 or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined herein). See “Description of the Preferred Stock— Redemption.”

The holders of Preferred Stock do not have the right to require the redemption or repurchase of the Preferred Stock.

Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to be paid out of our assets legally available for distribution to our stockholders, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of Junior Stock, a liquidating distribution in the amount of a liquidation preference of $25 per share, plus the sum of any declared and unpaid dividends for prior Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made to the date of such liquidation distribution.

Distributions will be made only to the extent that our assets are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock. If our remaining assets are not sufficient to pay the full liquidating distributions to the holders of all outstanding Preferred Stock and all Parity Stock, then we will distribute our assets to those holders pro rata in proportion to the full liquidating distributions to which they would otherwise have received.

See “Description of the Preferred Stock—Liquidation Rights.”

Voting Rights
Holders of Preferred Stock will not have any voting rights, except with respect to (i) authorizing, creating or issuing any capital stock ranking senior to the Preferred Stock or reclassifying any authorized capital stock into any such shares of such capital stock, or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering or repealing any provision of the Certificate of Designations creating the Preferred Stock (the “Certificate of Designations”) or our Certificate of Incorporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or rights of the Preferred Stock, (iii) consummating a binding share-exchange or reclassification involving the Preferred Stock, or a merger or consolidation, unless the Preferred Stock is converted into shares with terms that are substantially similar to those of the Preferred Stock, (iv) two Preferred Directors (as defined herein), following non-payments of dividends of at least six quarterly Dividend Periods, and (v) as otherwise required by applicable law.

See “Description of the Preferred Stock—Voting Rights.”

Ranking
With respect to the payment of dividends and distributions upon liquidation, dissolution or winding up, the Preferred Stock will rank:

•          senior to our common stock and any other class or series of preferred stock that by its terms is designated as ranking junior to the Preferred Stock;
•          equally with each other series of our preferred stock we may issue the terms of which expressly provide that it will rank equally with the Preferred Stock with respect to dividends and distributions to the Preferred Stock; and
•          junior to all existing and future indebtedness and other liabilities, including our 4.50% Fixed-to-Floating Rate Subordinated Debentures due 2027, and any class or series of preferred stock that expressly provides in the certificate of designations creating such preferred stock that such series ranks senior to the Preferred Stock (subject to any requisite consents prior to issuance).

See “Description of the Preferred Stock—Other Preferred Stock.”

No Maturity
The Preferred Stock does not have any maturity date, and we are not required to redeem the Preferred Stock at any time. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and, if required, receive prior approval of the Federal Reserve to do so.

Preemptive and Conversion Rights	Holders of Preferred Stock will not have preemptive or conversion rights.

Listing
We have filed an application to list the Preferred Stock on the Nasdaq Global Select Market under the symbol “DCOMP.” If approved for listing, we expect trading of the Preferred Stock to commence within a 30-day period after the initial issuance of the Preferred Stock.

Tax Consequences
For discussion of material U.S. federal income tax consequences relating to an investment in the Preferred Stock, see “Material United States Federal Income Tax Consequences” in this prospectus supplement.

Transfer Agent & Registrar	American Stock Transfer & Trust Company will serve as the transfer agent and registrar for the Preferred Stock.

Use of Proceeds	We intend to use the net proceeds of this offering of Preferred Stock for general corporate purposes, including support for organic growth. See “Use of Proceeds.”

Risk Factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the notes thereto, for a discussion of factors you should carefully consider before making an investment decision.

Directed Share Program
At our request, the underwriters have reserved up to 2.0% of the shares of Preferred Stock offered in this offering for sale, at the initial public offering price, to certain of our directors and officers, and certain related persons, through a directed share program.  See “Underwriting—Directed Share Program.”

Summary Selected Consolidated Financial and Other Data

The following table sets forth selected consolidated financial and other data of Dime Community Bancshares for the period ended and as of the dates indicated. The selected consolidated financial data presented below as of and for the years ended December 31, 2018, 2017 and 2016 is derived from our audited consolidated financial statements incorporated by reference into this prospectus from our 2018 Form 10-K. The selected consolidated financial data  presented below as of and for the nine months ended September 30, 2019 and 2018 has been derived from our unaudited consolidated financial statements incorporated by reference into this prospectus from  our Quarterly Report on Form 10-Q for the three months ended September 30, 2019. The selected consolidated financial data presented below as of and for the years ended December 31, 2015 and 2014 is derived from our audited consolidated financial statements for the years then ended, which are not included or incorporated by reference in this prospectus supplement. The summary selected consolidated financial results are not indicative of our expected future operating results.

The following summary selected consolidated financial information should be read together with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 10-K and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, together with the historical consolidated financial statements and notes thereto, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	At or for the Nine Months Ended September 30,		At or for the Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in thousands, except per share amounts)
Selected Financial Condition Data:
Total assets	$6,425,335	$6,294,193	$6,320,578	$6,403,460	$6,005,430	$5,032,872	$4,497,107
Loans and loans held for sale (net of deferred costs or fees and the allowance for loan losses)	5,457,574	5,392,037	5,373,133	5,581,084	5,615,886	4,678,262	4,100,747
MBS	453,018	465,490	466,605	351,384	3,558	431	26,409
Investment securities (including FHLBNY capital stock)	126,846	65,041	99,498	66,417	60,670	77,912	76,139
Federal funds sold and other short-term investments	—	—	—	—	—	—	250
Goodwill	55,638	55,638	55,638	55,638	55,638	55,638	55,638
Deposits	4,391,406	4,382,250	4,356,754	4,403,447	4,395,426	3,184,310	2,659,792
Borrowings	1,230,619	1,156,647	1,239,109	1,283,612	901,805	1,237,405	1,244,405
Stockholders’ equity	608,904	603,577	602,081	598,567	565,868	493,947	459,725
Selected Operating Data:
Interest income	$177,925	$163,660	$221,710	$212,096	$195,627	$174,791	$172,952
Interest expense	69,901	54,484	75,384	59,366	52,141	46,227	48,416
Net interest income	108,024	109,176	146,326	152,730	143,486	128,564	124,536
Provision (credit) for loan losses	11,100	1,641	2,244	520	2,118	(1,330)	(1,872)
Net interest income after provision (credit) for loan losses	96,924	107,535	144,082	152,210	141,368	129,894	126,408
Non-interest income	8,541	7,702	9,523	21,514	75,934	8,616	9,038
Non-interest expense	67,122	64,145	86,890	84,986	83,831	62,493	61,076
Income before income tax	38,343	51,092	66,715	88,738	133,471	76,017	74,370
Income tax expense	9,102	12,244	15,427	36,856	60,957	31,245	30,124
Net income	$29,241	$38,848	$51,288	$51,882	$72,514	$44,772	$44,246
SELECTED FINANCIAL RATIOS AND OTHER DATA (1):
Return on average assets	0.61%	0.82%	0.82%	0.84%	1.31%	0.96%	1.03%
Return on average stockholders’ equity	6.42%	8.51%	8.44%	8.94%	13.40%	9.40%	9.83%
Stockholders’ equity to total assets at end of period	9.48%	9.59%	9.53%	9.35%	9.42%	9.81%	10.22%
Loans to deposits at end of period	124.86%	123.53%	123.80%	127.22%	128.23%	147.50%	154.87%
Loans to interest-earning assets at end of period	87.33%	87.77%	87.01%	89.20%	95.92%	95.98%	94.68%
Net interest spread (2)	2.06%	2.20%	2.20%	2.38%	2.52%	2.72%	2.84%
Net interest margin (3)	2.34%	2.40%	2.41%	2.54%	2.68%	2.89%	3.03%
Average interest-earning assets to average interest-bearing liabilities	118.70%	117.06%	117.47%	116.55%	116.85%	116.64%	115.98%
Non-interest expense to average assets	1.40%	1.36%	1.38%	1.37%	1.51%	1.34%	1.42%
Efficiency ratio (4)	57.76%	55.59%	56.25%	53.24%	55.48%	45.98%	46.28%
Effective tax rate	23.74%	23.96%	23.12%	41.53%	45.67%	41.10%	40.51%
Dividend payout ratio	51.85%	40.38%	40.58%	40.58%	28.43%	45.53%	45.53%
Per Share Data:
Diluted earnings per share	$0.81	$1.04	$1.38	$1.38	$1.97	$1.23	$1.23
Cash dividends paid per share	0.42	0.42	0.56	0.56	0.56	0.56	0.56
Book value per share (5)	16.94	16.49	16.68	16.00	15.11	13.22	12.47
Asset Quality Ratios and Other Data(1)
Net charge-offs (recoveries)	$5,588	$1,344	$1,495	$23	$97	$(1,351)	$(212)
Total non-performing loans	16,378	2,978	2,345	533	4,237	1,611	6,198
Other real estate owned	—	—	—	—	—	148	18
Non-performing pooled trust preferred securities (“TRUP CDOs”)	—	—	—	—	1,270	1,236	904
Total non-performing assets	16,378	2,978	2,345	533	5,507	2,995	7,120
Non-performing loans to total loans	0.30%	0.06%	0.04%	0.01%	0.08%	0.03%	0.15%
Non-performing assets to total assets	0.25%	0.05%	0.04%	0.01%	0.09%	0.06%	0.16%
Allowance for Loan Losses to:
Non-performing loans	166.65%	716.25%	928.87%	3,946.15%	484.68%	1,149.22%	298.37%
Total loans (6)	0.50%	0.39%	0.40%	0.38%	0.36%	0.39%	0.45%
Regulatory Capital Ratios: (Bank only) (1)(7)
Tier 1 common equity ratio	11.86%	13.26%	13.34%	12.38%	11.60%	11.55%	12.33%
Tier 1 capital ratio	11.86%	13.26%	13.34%	12.38%	11.60%	11.55%	12.33%
Total risk-based ratio	12.38%	13.71%	13.80%	12.83%	12.05%	12.03%	12.89%
Tier 1 leverage ratio	9.75%	10.15%	10.31%	9.32%	8.95%	9.17%	9.64%
Full Service Branches	29	29	29	28	25	25	25

(1)	With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods. Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios.
(2)	The net interest spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities.
(3)	The net interest margin represents net interest income as a percentage of average interest-earning assets.
(4)
The efficiency ratio represents non-interest expense as a percentage of the sum of net interest income and non-interest expense, excluding any gains or losses from the sales of securities and other assets, loan notes, and loan securitizations.

(5)	Book value per share equals total stockholders’ equity divided by shares outstanding at each period end.
(6)	Total loans represent loans, net of deferred fees and costs and unamortized premiums, and excluding (thus not reducing the aggregate balance by) the allowance for loan losses.
(7)
Regulatory capital ratios are calculated based upon the Basel III capital rules that became effective on January 1, 2015. Pro forma ratios computed as of December 31, 2015 have been provided, however, periods prior to December 31, 2015 are not provided.

RISK FACTORS

An investment in the Preferred Stock involves a number of risks. You should carefully consider the risks described below and the risk factors concerning our business included in our Form 10-K for the year ended December 31, 2018 and subsequent filings with the SEC in addition to the other information in this prospectus, including our other filings, which are incorporated into this prospectus supplement by reference, before deciding whether an investment in the Preferred Stock is suitable for you. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The risks and uncertainties we describe herein are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of the Preferred Stock and the loss of all or part of your investment.

The Preferred Stock is equity and is therefore subordinate to our existing and future indebtedness.

The shares of the Preferred Stock are equity interests and do not constitute indebtedness of ours. This means that the shares of Preferred Stock will rank junior to all of our indebtedness, including our 4.50% Fixed-to-Floating Rate Subordinated Debentures due 2027, and to other non-equity claims against us and our assets available to satisfy claims against us, including in the event of our liquidation.

As of December 31, 2018, our total liabilities were approximately $5.7 billion, and we may incur additional indebtedness in the future to increase our capital resources. Additionally, if our capital ratios or the capital ratios of our banking subsidiary falls below minimum ratios required by the appropriate federal regulator, we or our banking subsidiary could be required to raise additional capital by making additional offerings of debt securities, including medium-term notes, senior or subordinated notes, or other applicable securities. The Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under  “Risk Factors—Holders of Preferred Stock will have limited voting rights.” Further, our existing and future indebtedness may restrict the payment of dividends on the Preferred Stock.

Additional issuances of preferred stock or securities convertible into preferred stock may further dilute existing holders of the Preferred Stock.

We may determine that it is advisable, or we may encounter circumstances where we determine it is necessary, to issue additional shares of preferred stock, securities convertible into, exchangeable for or that represent an interest in preferred stock, or preferred stock-equivalent securities to fund strategic initiatives or other business needs or to build additional capital. Our board of directors is authorized to cause us to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders, including issuing additional shares of Preferred Stock. Our board of directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over the Preferred Stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms.

Although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock is required to authorize or issue any shares of capital stock senior in rights and preferences to the Preferred Stock, if we issue preferred stock in the future with voting rights that dilute the voting power of the Preferred Stock, the rights of holders of the Preferred Stock or the market price of the Preferred Stock could be adversely affected. The market price of the Preferred Stock could decline as a result of these other offerings, as well as other sales of a large block of Preferred Stock or similar securities in the market thereafter, or the perception that such sales could occur. Holders of the Preferred Stock are not entitled to preemptive rights or other protections against dilution.

We may not pay cash dividends on shares of the Preferred Stock.

Our ability to pay cash dividends will depend upon our results of operations, financial condition, cash requirements, the need to maintain adequate capital levels, alternative investment opportunities, the need to comply with safe and sound banking practices as well as meet regulatory expectations, and other factors.

Also, as a bank holding company, our ability to declare and pay dividends is dependent on certain state and federal regulatory considerations. Dime Community Bancshares is a separate and distinct legal entity from our banking and nonbanking subsidiaries. We therefore depend on dividends, distributions and other payments from our banking and nonbanking subsidiaries to fund dividend payments on the Preferred Stock. Our banking subsidiaries and certain other of our subsidiaries are subject to laws that authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us, and certain of our subsidiaries also are, or may become, subject to regulatory orders that would further limit their ability to pay dividends to us.

In July 2013, the Federal Reserve, the FDIC and the Office of the Comptroller of the Currency jointly issued a final rule to implement the global regulatory standards on bank capital adequacy and liquidity published by the Basel Committee on Banking Supervision (the “Basel III Final Rule”). Among other things, the Basel III Final Rule sets forth the criteria for qualifying additional tier 1 capital instruments, including a requirement that any dividends on such instruments be paid out of the banking organization’s net income, retained earnings and surplus, if any, related to additional tier 1 capital instruments. The terms of the Preferred Stock have been established to satisfy the criteria for “additional tier 1 capital” instruments consistent with the Basel III Final Rule, and are therefore subject to such requirements on the payment of dividends on the Preferred Stock. Further, the Federal Reserve could decide at any time that paying any dividends on the Preferred Stock could be an unsafe or unsound banking practice. The reduction or elimination of dividends paid on the Preferred Stock could adversely affect the market price of the Preferred Stock.

Additionally, we and our banking and non-banking subsidiaries are subject to contractual restrictions that limit our ability to pay dividends if there is an event of default under such contract, including the contracts governing Dime Community Bancshares’ long-term debt. There can be no assurance that we will pay dividends even if the necessary financial conditions are met and if sufficient cash is available for distribution. Furthermore, our right to receive any assets of any of our subsidiaries upon their liquidation, reorganization or otherwise, and thus your ability as a holder of Preferred Shares to benefit indirectly from such distribution, will be subject to the prior claims of the subsidiaries’ creditors. As a result, shares of the Preferred Stock are effectively subordinated to all existing and future liabilities and obligations of our subsidiaries. As of December 31, 2019, our subsidiaries’ total deposits and borrowings were approximately $5.5 billion.

The Preferred Stock may be junior in rights and preferences to our future preferred stock.

The Preferred Stock may rank junior to preferred stock issued in the future that by its terms is expressly senior in rights and preferences to the Preferred Stock, although the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock is required to authorize or issue any shares of stock senior in rights and preferences to the Preferred Stock. The terms of any future preferred stock expressly senior to the Preferred Stock may restrict dividend payments on the Preferred Stock.

Dividends on the Preferred Stock are discretionary and non-cumulative.

Dividends on the Preferred Stock will not be cumulative or mandatory. If our board of directors (or a duly authorized committee of the board of directors) does not declare a dividend on the Preferred Stock or if our board of directors (or a duly authorized committee of our board directors) authorizes and we declare less than a full dividend in respect of a Dividend Period, that dividend will not accumulate, and we will have no obligation to pay a dividend or pay full dividends for that Dividend Period at any time, whether or not dividends on the Preferred Stock or any other series of our preferred stock or common stock are declared for any future Dividend Period. Any declaration and payment of dividends on the Preferred Stock will depend upon, among other factors, our earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, our ability to service any equity or debt obligations senior to the Preferred Stock, dividend restrictions contained in any credit agreements and other factors deemed relevant by our board of directors. In addition, under the Federal Reserve’s capital rules, dividends on the Preferred Stock may only be paid out of our net income, retained earnings or surplus related to other additional Tier 1 capital instruments.

Investors should not expect Dime Community Bancshares to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.

The Preferred Stock is a perpetual equity security. This means that the Preferred Stock does not have any maturity date, and we are not required to redeem the Preferred Stock at any time. Accordingly, the Preferred Stock will remain outstanding indefinitely, unless and until we decide to redeem it and, if required, receive prior approval of the Federal Reserve to do so. Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time.

In addition, our right to redeem the Preferred Stock is subject limitations. Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. We cannot assure you that the Federal Reserve will approve any redemption of the Preferred Stock that we may propose. There also can be no assurance that, if we propose to redeem the Preferred Stock without replacing such capital with common equity Tier 1 capital or additional Tier 1 capital instruments, the Federal Reserve will authorize such redemption. We understand that the factors that the Federal Reserve will consider in evaluating a proposed redemption, or a request that we be permitted to redeem the Preferred Stock without replacing it with common equity Tier 1 capital or additional Tier 1 capital instruments, include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, and other supervisory considerations, although the Federal Reserve may change these factors at any time.

The Preferred Stock may be redeemed at our option, and you may not be able to reinvest the redemption price you receive in a similar security.

Subject to the approval of the Federal Reserve (if then required), at our option, we may redeem the Preferred Stock at any time, either in whole or in part, for cash, on any Dividend Payment Date on or after February 15, 2025.  We may also redeem the Preferred Stock at our option, subject to the approval of the Federal Reserve (if then required), at any time, all (but not less than all) of the shares of the Preferred Stock within 90 days following the occurrence of a upon the occurrence of certain events involving the capital treatment of the Preferred Stock if we determine in good faith that a “regulatory capital treatment event,” has occurred. This redemption would be subject to the prior approval of the Federal Reserve. See “Description of the Preferred Stock—Redemption—Redemption Following a Regulatory Capital Treatment Event.”

Although the terms of the Preferred Stock have been established to satisfy the criteria for “additional tier 1 capital” instruments consistent with the Basel III Final Rule, it is possible that the Preferred Stock may not satisfy the criteria for “additional tier 1 capital” or the equivalent as a result of future changes in laws, regulations, or policies, including interpretations. As a result, in addition to other circumstances that may constitute a Regulatory Capital Treatment Event, if the Federal Reserve revises or replaces its current capital rules, a “regulatory capital treatment event” could occur whereby we would have the right, subject to prior approval of the Federal Reserve, to redeem the Preferred Stock in accordance with its terms prior to February 15, 2025 at a redemption price equal to $25 per share, plus any declared and unpaid dividends.

If we redeem the Preferred Stock either (1) due to the occurrence of a regulatory capital treatment event, or (2) at our choice on or after February 15, 2025, you may not be able to reinvest the redemption price you receive in a similar security.

Holders of the Preferred Stock will have limited voting rights.

Holders of the Preferred Stock have no voting rights with respect to matters that generally require the approval of voting stockholders. Holders of the Preferred Stock will have voting rights only with respect to (i) authorizing, creating or issuing any capital stock ranking senior to the Preferred Stock or reclassifying any authorized capital stock into any such shares of such capital stock or issuing any obligation or security convertible into or evidencing the right to purchase any such shares of capital stock, (ii) amending, altering or repealing any provision of the Certificate of Designations creating the Preferred Stock (the “Certificate of Designations”) or our Certificate of Incorporation so as to adversely affect the powers, preferences or special rights of the Preferred Stock, (iii) consummating a binding share-exchange or reclassification involving the Preferred Stock, or a merger or consolidation, unless the Preferred Stock is converted into shares with terms that are substantially similar to those of the Preferred Stock, (iv) two Preferred Directors (as defined herein), following non-payments of dividends of at least six quarterly Dividend Periods, and (v) as otherwise required by applicable law. See “Description of the Preferred Stock—Voting Rights.”

General market conditions and unpredictable factors could adversely affect market prices for the Preferred Stock.

There can be no assurance about the market prices for the Preferred Stock. Several factors, many of which are beyond our control, will influence the market prices of the Preferred Stock. Factors that might influence the market prices of the Preferred Stock include:

•	whether we declare or fail to declare dividends on the Preferred Stock from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including the ratings given to the Preferred Stock;

•	interest rates;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, the Preferred Stock that an investor purchases, whether in this offering or in the secondary market, may trade at a discount to their purchase price.

We cannot assure you that a liquid trading market for the Preferred Stock will develop, and you may find it difficult to sell any of the Preferred Stock you hold.

The Preferred Stock is a new issue of securities with no established trading market. Although we have filed an application to list the Preferred Stock on the Nasdaq Global Select Market, there is no guarantee that we will be able to list the Preferred Stock. Even if the Preferred Stock is listed, there may be little or no secondary market for the Preferred Stock. The underwriters have advised us that they intend to make a market in the Preferred Stock. However, they are not obligated to do so and may discontinue any market making in the Preferred Stock at any time in their sole discretion. Even if a secondary market for the Preferred Stock develops, it may not provide significant liquidity and transaction costs in the secondary market could be high. In addition, the Preferred Stock may trade at a discount to its purchase price and prices for the Preferred Stock may be volatile. Therefore, we cannot assure you that a liquid trading market for the Preferred Stock will develop, that you will be able to sell your shares of Preferred Stock at a particular time or that the price you receive when you sell will be favorable.

Our management has broad discretion over the use of proceeds from this offering.

Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated our intent to use the proceeds from this offering for general corporate purposes including support for organic growth, the proceeds of this offering may be used in a manner which does not generate a favorable return for us. In addition, if we use the funds to acquire other businesses, there can be no assurance that any business we acquire would be successfully integrated into our operations or otherwise perform as expected.

An investment in the Preferred Stock is not an insured deposit.

The Preferred Stock are equity securities and are not bank deposits or savings accounts and, therefore, are not insured against loss by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in the Preferred Stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus and the other information included or incorporated by reference in this prospectus. As a result, if you acquire the Preferred Stock, you may be at risk of losing some or all of your investment.

A downgrade, suspension or withdrawal of any rating assigned by a rating agency to us or our securities, including the Preferred Stock, could cause the liquidity or trading price of the Preferred Stock to decline significantly.

We expect a rating to be assigned to the Preferred Stock. Generally, rating agencies base their ratings on information, and such of their investigative studies and assumptions, as they deem appropriate. Real or anticipated changes in the credit ratings assigned to the Preferred Stock or our credit ratings generally could affect the trading price of the Preferred Stock. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the financial services industry as a whole and may change their credit rating for us and our securities, including the Preferred Stock, based on their overall view of our industry.

We cannot be sure that rating agencies will rate the Preferred Stock or maintain their ratings once issued. Neither we nor any underwriter undertakes any obligation to obtain a rating, maintain any rating once issued or advise holders of Preferred Stock of any change in ratings. A future downgrade, withdrawal, or the announcement of a possible downgrade or withdrawal in the ratings assigned to the Preferred Stock, us or our other securities, or any perceived decrease in our creditworthiness could cause the trading price of the Preferred Stock to decline significantly.

USE OF PROCEEDS

We estimate that the net proceeds for this offering will be approximately $63.1 million, or approximately $72.6 million if the underwriters exercise in full their option to purchase additional Preferred Stock, in each case after deducting estimated expenses and the underwriting discount. We intend to use the net proceeds of this offering for general corporate purposes, including support for organic growth. The net proceeds may be invested temporarily in cash or short-term marketable securities until they are applied.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2019:

•	on an actual basis; and

•
on an as adjusted basis to give effect to the sale of 2,608,000 shares of our Preferred Stock offered hereby and after deducting the underwriting discount and our estimated offering expenses (but excluding the underwriters’ option to purchase additional shares of Preferred Stock).

The table should be read in conjunction with the financial statements incorporated herein by reference.

	As of September 30, 2019
(Unaudited, dollars in millions)	Actual	As adjusted
Cash and cash equivalents	$112,541	$175,287 (1)

Short-Term Borrowings
Federal Home Loan Bank advances	$253,800	$253,800
Other short-term borrowings	60,000	60,000
Long-Term Borrowings
Federal Home Loan Bank advances	802,950	802,950
4.50% Fixed-to-Floating Rate Subordinated Debentures due 2027	$113,869	$113,869
Total borrowings	$1,230,619	$1,230,619
Stockholders’ equity
Preferred Stock ($0.01 par value, 9,000,000 shares authorized; no shares issued and outstanding on an actual basis; 2,608,000 shares of Preferred Stock, $25.00 liquidation value, issued and outstanding on an as adjusted basis)	$—	$62,746 (2)
Common stock ($0.01 par value; 125,000,000 shares authorized; 53,699,694 shares issued and 35,951,652 shares outstanding)	537	537
Additional paid-in capital	279,768	279,768
Retained earnings	579,830	579,830
Accumulated other comprehensive loss	(6,308)	(6,308)
Unearned stock award common stock	(8,892)	(8,892)
Common Stock held by Benefit Maintenance Plan	(1,496)	(1,496)
Treasury stock, at cost (17,748,042 shares)	(234,535)	(234,535)
Total stockholders’ equity	$608,904	$671,650
Total stockholders’ equity and liabilities	$6,425,335	$6,488,081
Regulatory Capital Ratios: (consolidated)(1)
Tier 1 common equity ratio	10.62%	10.62%
Tier 1 capital ratio	10.62%	11.81%
Total risk-based ratio	13.33%	14.52%
Tier 1 leverage ratio	8.76%	9.64%

(1)
The as adjusted calculations for the risk-based capital ratios for the Company assume that the net proceeds from the sales of the Preferred Stock are invested in assets that carry a 0% risk weighting as of September 30, 2019.

(2)	Represents the aggregate principal amount of the Preferred Stock, reduced by the underwriting discount of $2.1 million and estimated offering expenses of $0.4 million.

DESCRIPTION OF THE PREFERRED STOCK

The following description summarizes the material terms of the Preferred Stock and supplements the description of the general terms and provisions of our serial preferred stock set forth under “Description of Securities—Preferred Stock” beginning on page 19 of the accompanying prospectus.

The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the relevant sections of our certificate of incorporation, which we have previously filed with the SEC, and the Certificate of Designations that establishes the rights, preferences, privileges, qualifications, restrictions and limitations of the Preferred Stock, which will be included as an exhibit to documents that we file with the SEC. If any information regarding the Preferred Stock contained in our certificate of incorporation or the Certificate of Designations is inconsistent with the information in this prospectus supplement or the accompanying prospectus, the information in our certificate of incorporation or Certificate of Designations, as applicable, will apply and supersede information in this prospectus supplement and the accompanying prospectus.

General

The Preferred Stock is a single series of our authorized preferred stock. We are offering 2,608,000 shares of the Preferred Stock in the aggregate by this prospectus supplement and the accompanying prospectus. Shares of the Preferred Stock, upon issuance against full payment of the purchase price, will be fully paid and nonassessable.

Ranking

Shares of the Preferred Stock will rank senior to our common stock and at least equally with each other series of our preferred stock we may issue (except for any Senior Stock (as defined herein) that may be issued with the requisite consent of the holders of the Preferred Stock and all other Parity Stock, voting separately), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up and junior to all existing and future indebtedness and other liabilities we may have. See “—Other Preferred Stock” below. In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).

The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of stock or other of our securities. The Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Preferred Stock.

We reserve the right to re-open this series and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time. The additional shares would form a single series with the shares of Preferred Stock offered by this prospectus supplement; provided that if any such additional shares are not fungible for U.S. federal income tax purposes with the shares of Preferred Stock offered by this prospectus supplement, such additional shares will be issued with a separate CUSIP or other identifying number.

Dividends

Dividends on the Preferred Stock will not be cumulative. If our board of directors or a duly authorized committee of our board of directors does not declare a dividend on the Preferred Stock in respect of a dividend period, then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable Dividend Payment Date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our board of directors or a duly authorized committee of our board of directors declares a dividend on the Preferred Stock for any future dividend period. Holders of Preferred Stock will be entitled to receive, when, as, and if declared by our board of directors or a duly authorized committee of the board, out of assets legally available for the payment of dividends under Delaware law, non-cumulative cash dividends based on the liquidation preference of the Preferred Stock at a rate equal to 5.50% per annum from the issue date of the shares of Preferred Stock

If declared by our board of directors or a duly authorized committee of our board of directors, we will pay dividends on the Preferred Stock quarterly, in arrears, on the Dividend Payment Date. If any date on which dividends would otherwise be payable is not a Business Day, then the Dividend Payment Date will be the next Business Day without any adjustment to the amount of dividends paid. A “Business Day” means any weekday that is not a day on which banking institutions in the State of New York are generally authorized or required by law or other governmental actions to close.

Dividends will be payable to holders of record of Preferred Stock as they appear on our stock register on the applicable record date, not exceeding 30 days before the applicable payment date, as shall be fixed by our board of directors or a duly authorized committee of our board of directors.

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date, except that the initial Dividend Period will commence on and include the original issue date of the Preferred Stock. Dividends payable on the Preferred Stock will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “—Redemption,” unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.

Notwithstanding any other statement herein, dividends on the Preferred Stock shall not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with any applicable laws and regulations, including applicable capital adequacy rules of any appropriate federal banking regulator or agency.

So long as any share of Preferred Stock remains outstanding, unless, in each case, the full dividends for the most recently completed Dividend Period on all outstanding shares of the Preferred Stock have been declared and paid in full or declared and a sum sufficient for the payment thereof has been set aside:

1.
no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock (other than (i) a dividend payable solely in Junior Stock and cash in lieu of fractional shares in connection with such dividend or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan),

2.
no shares of Junior Stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of Junior Stock for or into other Junior Stock, (ii) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (iv) purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan or (vi) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us; and

3.
no shares of Parity Stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such Parity Stock, (ii) as a result of a reclassification of Parity Stock for or into other Parity Stock, (iii) the exchange or conversion of one share of Parity Stock for or into another share of Parity Stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock, (v) purchases, redemptions or other acquisitions of shares of Parity Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (vi) purchases of shares of Parity Stock pursuant to a contractually binding requirement to buy Parity Stock existing prior to the preceding Dividend Period, including under a contractually binding stock repurchase plan, or (vii) the purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged) during a Dividend Period.

When dividends are not paid in full upon the shares of the Preferred Stock and any Parity Stock, if any, all dividends declared upon shares of the Preferred Stock and any Parity Stock, if any, will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current per share on the Preferred Stock, and accrued dividends, including any accumulations, on any Parity Stock, bear to each other. No Interest shall be payable in respect of any dividend payment on the Preferred Stock that may be in arrears.

As used in this prospectus supplement, “Junior Stock” means our common stock and any other class or series of stock of Dime Community Bancshares hereafter authorized over which the Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets upon any liquidation, dissolution or winding up of Dime Community Bancshares.

As used in this prospectus supplement, “Parity Stock” means any other class or series of stock of Dime Community Bancshares that ranks equally with the Preferred Stock in the payment of dividends and in the distribution of assets upon any liquidation, dissolution or winding up of Dime Community Bancshares.

As used in this prospectus supplement, “Senior Stock” means any other class or series of stock of Dime Community Bancshares ranking senior to the Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Dime Community Bancshares.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our board of directors or a duly authorized committee of the board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Preferred Stock shall not be entitled to participate in any such dividend.

Conversion Rights

Preferred Stock is not convertible into or exchangeable for any other of our property, interests or securities.

Redemption

Optional Redemption

The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Preferred Stock at our option, in whole or in part, from time to time, on or after February 15, 2025, subject to approval of the appropriate federal banking agency, at a redemption price equal to $25 per share, plus the sum of declared and unpaid dividends, without accumulation of any undeclared dividends for Dividend Periods prior to the Dividend Period in which the liquidation distribution is made and any declared and unpaid dividends for the then current Dividend Period in which the liquidation distribution is made the date of such liquidation distribution before any payment or distribution of assets to the holders of common stock or any other class or series of Junior Securities. The holders of Preferred Stock will not have the right to require the redemption or repurchase of the Preferred Stock.

Redemption Following a Regulatory Capital Treatment Event

We may redeem shares of the Preferred Stock at any time within 90 days following a Regulatory Capital Treatment Event, in whole but not part, subject to the approval of the appropriate federal banking agency, at a redemption price equal to $25 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. A “Regulatory Capital Treatment Event” means our good faith determination that, as a result of (i) any amendment to, or change in (including any announced prospective change), the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Preferred Stock; (ii) any proposed change in those laws or regulations that is announced after the initial issuance of any share of Preferred Stock; or (iii) final official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is made, adopted, approved, announced or becomes effective after the initial issuance of any share of Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of the shares of Preferred Stock then outstanding as “additional tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Q (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Board of Governors of the Federal Reserve applicable to the redemption of the Preferred Stock.

Redemption Procedures

If shares of the Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of the Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”) we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•
the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;

•	the redemption price;

•	the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price; and

•	that dividends on the shares to be redeemed will cease to accrue on the redemption date.

If notice of redemption of any shares of Preferred Stock has been duly given and if the funds necessary for such redemption have been irrevocably set aside by us separate and apart from our other assets, in trust for the pro rata benefit of the holders of any shares of Preferred Stock so called for redemption so as to be and continue to be available therefor, then, on and after the redemption date, dividends will cease to accrue on such shares of Preferred Stock, such shares of Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price equal to $25.00 per share plus any declared and unpaid dividends.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata, by lot or in such other manners as we may determine to be fair and equitable and permitted by the rules of any stock exchange on which the Preferred Stock is issued, subject to the provisions of the Certificate of Designations. Subject to the provisions hereof, our board of directors shall have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock shall be redeemed from time to time.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors—Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable” in this prospectus supplement. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock are entitled to receive a liquidating distribution of $25 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, after satisfaction of liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock but before we make any distribution of assets to the holders of our common stock or any other class or series of shares ranking junior to the Preferred Stock. Holders of the Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution (including declared and unpaid dividends). In addition, the Preferred Stock may be fully subordinate to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd Frank Act.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Preferred Stock and all holders of Parity Stock as to such distribution with the Preferred Stock, the amounts paid to the holders of Preferred Stock and any Parity Stock will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends have been paid in full to all holders of Preferred Stock and any Parity Stock, the holders of our Junior Stock shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of Dime Community Bancshares with any other entity or by another entity with or into Dime Community Bancshares, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease, exchange or other transfer of all or substantially all of our assets for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of Dime Community Bancshares. If we enter into any merger or consolidation transaction with or into any other entity and we are not the surviving entity in such transaction, the Preferred Stock may be converted into shares of the surviving or successor corporation or the direct or indirect parent of the surviving or successor corporation having terms that are substantially similar to the terms of the Preferred Stock set forth herein.

Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Preferred Stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s voluntary or involuntary liquidation, dissolution or winding up will be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against that subsidiary. In addition, holders of the Preferred Stock may be effectively subordinated to the claims of the U.S. Government against our bank subsidiary in the event we enter into a receivership, insolvency, liquidation or similar proceeding.

Claims of holders of the Preferred Stock are subordinate to all of our indebtedness, including our 4.50% Fixed-to-Floating Rate Subordinated Debentures due 2027, and to other non-equity claims on us and our assets, including in the event that we enter into a receivership, insolvency, liquidation or similar proceeding. In addition, claims of holders of the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

Voting Rights

Except as provided below, the holders of the Preferred Stock will have no voting rights.

Right to Elect Two Directors Upon Nonpayment

If we fail to pay, or declare and set apart for payment, dividends on outstanding shares of the Preferred Stock or any other series of preferred stock for six quarterly Dividend Periods, whether or not consecutive, the number of our directors shall be increased by two until cumulative dividends payable for all past Dividend Periods payable on cumulative preferred stock (if any) and continuous noncumulative dividends for at least one year on all other outstanding shares of preferred stock shall have been paid, or declared and set apart for payment, in full, the holders of shares of the Preferred Stock shall have the right, voting as a class with holders of any other Parity Stock, to vote for the election of such two additional members of the board of directors to hold office for a term of one year (the “Preferred Directors”) at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Preferred Stock or any other series of Parity Stock (unless such request is received less than 90 days before the date fixed for our next annual or special meeting of the stockholders, or if no such request is made, in either event such election shall be held at such next annual or special meeting of the stockholders). Upon such payment, or such declaration and setting apart for payment, in full, the terms of the two Preferred Directors so elected shall forthwith terminate, and the number of our directors shall be reduced by two, and such voting right of the holders of shares of Preferred Stock (and holders of any other equally ranked series of preferred stock that have similar voting rights) shall cease, subject to increase in the number of directors as described above and to revesting of such voting right in the event of each and every additional failure in the payment of dividends for six quarterly Dividend Periods, or their equivalent, whether or not consecutive, as described above.

Any Preferred Director may be removed and replaced at any time, with cause as provided by law or without cause by the affirmative vote of the holders of the Preferred Stock voting together as a class with the holders of voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. Any vacancy created by removal with or without cause may be filled only as described in the preceding sentence. If the office of any Preferred Director becomes vacant for any reason other than removal, the remaining Preferred Director may choose a successor who will hold office for the unexpired term in respect of which such vacancy occurred. In addition, if and when the rights of holders of the Preferred Stock terminate for any reason, including under circumstances described above under “—Redemption,” such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends), and the terms of any Preferred Directors shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of voting Parity Stock have similarly terminated.

Under regulations adopted by the Federal Reserve, if the holders of any series of Preferred Stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or 10% or more if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”). In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.

Other Voting Rights

So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds in voting power of all outstanding shares of the Preferred Stock and any voting Parity Stock, voting together as a single class of our capital stock, shall be required to authorize or increase the authorized amount of, or issue or create shares of, any class or series of Senior Stock, or reclassify any authorized capital stock into any such shares of Senior Stock, or issue any obligation or security convertible into or evidencing the right to purchase any such shares of Senior Stock.

So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds in voting power of all outstanding shares of the Preferred Stock, voting together as a separate class of our capital stock, shall be required to:

•
amend, alter or repeal any provision of the Certificate of Designations or our certificate of incorporation, including by merger, consolidation or otherwise, so as to adversely affect the powers, preferences, privileges or rights of the Preferred Stock, taken as a whole; provided, however, that any increase in the amount of the authorized or issued Preferred Stock or authorized common stock or authorized preferred stock or the creation and issuance, or an increase or decrease in the authorized or issued amount, of other series of capital stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) or the distribution of assets upon liquidation, dissolution or winding up of the Company, will not be deemed to adversely affect the powers, preferences, privileges or rights of the Preferred Stock; or

•
consummate a binding share exchange or reclassification involving the Preferred Stock, or a merger or consolidation of us with or into another entity unless (i) the shares of the Preferred Stock remain outstanding or are converted into or exchanged for preference securities of the new surviving entity and (ii) the shares of the remaining Preferred Stock or new preferred securities have terms that are substantially similar to the terms of the Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock shall have been redeemed.

In exercising the voting rights described above or when otherwise granted voting rights by operation of law or by us, each share of Preferred Stock will be entitled to one vote.

If we redeem or call for redemption all outstanding shares of Preferred Stock and irrevocably deposit in trust sufficient funds to effect such redemption, at or prior to the time when the act with respect to which such vote would otherwise be required or upon which the holders of the Preferred Stock will be entitled to vote will be effected, the voting provisions described above will not apply.

Voting Rights under Delaware Law

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our certificate of incorporation (including any certificate of designations) that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. Notwithstanding the foregoing, as permitted by law, our certificate of incorporation provides that any increase or decrease in our authorized capital stock may be adopted by the affirmative vote of holders of capital stock representing not less than a majority of the voting power represented by the outstanding shares of our capital stock entitled to vote. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our certificate of incorporation (including any Certificate of Designations).

Preemptive and Conversion Rights

The holders of the Preferred Stock do not have any preemptive or conversion rights.

Other Preferred Stock

Our authorized capital stock includes 9,000,000 shares of preferred stock, $0.01 par value, as reflected in our Amended and Restated Certificate of Incorporation. Our board of directors is authorized without further stockholder action to cause the issuance of additional shares of preferred stock. Any additional preferred stock may be issued in one or more series, each with preferences, limitations, designations, conversion or exchange rights, voting rights, dividend rights, redemption provisions, voluntary and involuntary liquidation rights and other rights as our board of directors may determine at the time of issuance. As of the date of this prospectus supplement, we have no outstanding series of preferred stock.

Please see the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for additional information regarding our preferred stock.

Transfer Agent and Registrar

American Stock Transfer & Trust Company will be the transfer agent and registrar for the Preferred Stock.

Listing

We intend to apply for listing of the Preferred Stock on the Nasdaq Global Select Market under the symbol “DCOMP.” If the application is approved, we expect trading to begin within 30 days of the initial delivery of the Preferred Stock.

BOOK-ENTRY; DELIVERY AND FORM

We will issue the Preferred Stock under a book-entry system in the form of one or more global certificates or “global securities.” We will register the global securities in the name of Cede & Co., as a nominee for DTC, or such other name as may be requested by an authorized representative of DTC. This means that we will not issue certificates to you for the Preferred Stock. The global securities will be deposited with DTC, the depositary for the Preferred Stock.

Following the issuance of the Preferred Stock in book-entry only form, DTC will credit the accounts of its participants with the Preferred Stock upon our instructions. DTC will thus be the only registered holder of the global securities representing the Preferred Stock.

Global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may be held through Euroclear and Clearstream, each as indirect participants in DTC. Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct and indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. DTC has advised us as follows: it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds securities that its participants deposit with it. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book entry transfers and pledges between participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants in DTC’s system include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to DTC’s system also is available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which we collectively call indirect participants. Persons that are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and the indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

DTC has also advised us that, upon the issuance of the global securities evidencing the Preferred Stock, it will credit, on its book-entry registration and transfer system, the Preferred Stock evidenced thereby to the designated accounts of participants. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests may be effected only through, records maintained by DTC or its nominee (with respect to participants) and the records of participants and indirect participants (with respect to other owners of beneficial interests in the global securities).

Investors in the global securities that are participants may hold their interests therein directly through DTC. Investors in the global securities that are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are participants in such system.

Euroclear and Clearstream will hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries. All interests in a global security, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability of holders to transfer beneficial interests in global securities to certain purchasers. Because DTC can act only on behalf of the participants, which in turn act on behalf of the indirect participants, the ability of a person having beneficial interests in a global security to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder of Preferred Stock. We understand that, under existing industry practices, in the event that we request any action of holders or that an owner of a beneficial interest in the global securities desires to give any consent or take any action under the terms of the Preferred Stock, DTC or any successor depositary would authorize the participants holding the relevant beneficial interests to give or take such action or consent, and such participants would authorize beneficial owners owning through such participants to give or take such action or consent or would otherwise act upon the instructions of beneficial owners owning through them.

Payment of dividends, if any, distributions upon liquidation or other distributions with respect to the Preferred Stock that are registered in the name of or held by DTC or any successor depositary or nominee will be payable to DTC or such successor depositary or nominee, as the case may be, in its capacity as registered holder of the global securities representing the Preferred Stock. Consequently, neither we, nor any depositary, nor any agent of us or any such depositary will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or for any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

We have been advised by DTC that its current practice, upon receipt of any payment of dividends, distributions upon liquidation or other distributions with respect to the global securities, is to credit participants’ accounts with payments on the payment date, unless DTC has reason to believe it will not receive payments on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the relevant security as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in the global securities held through such participants and indirect participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants or indirect participants, and will not be the responsibility of us, any depositary, nor any agent of us or of any such depositary. Neither we nor any such depositary or agent will be liable for any delay by DTC or by any participant or indirect participant in identifying the beneficial owners of the Preferred Stock, and we and any such depositary or agent may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Cross market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global depositary receipts in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of Preferred Stock only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate amount of the Preferred Stock as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we, nor any depositary, nor any agent of us or of any such depositary will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The information in this section, including any description of the operations and procedures of DTC, Euroclear and Clearstream, has been provided solely as a matter of convenience. We do not take any responsibility for the accuracy of this information, and this information is not intended to serve as a representation, warranty or contract modification of any kind. The operations and procedures of DTC, Euroclear and Clearstream are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Preferred Stock that may be relevant to you if you are a beneficial owner of such shares. The discussion is based upon current provisions of the Code and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect as of the date of this prospectus supplement, changes or differing interpretations to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein.

The discussion applies only to holders who will hold the Preferred Stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and who purchase the Preferred Stock in the initial offering at the initial offering price. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of his, her or its particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or other U.S. federal tax consequences (such as U.S. gift and estate tax consequences). Furthermore, this discussion does not consider all U.S. federal income tax consequences that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including, but not limited to:

•	banks, insurance companies and other financial institutions;

•	brokers or dealers in securities or currencies;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations, including retirement plans, individual retirement accounts, or other tax-deferred accounts;

•	persons holding Preferred Stock as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle or other arrangement intended to reduce transactional risk;

•	persons liable for alternative minimum tax;

•	grantor trusts, subchapter S corporations and other pass-through entities;

•	U.S. expatriates;

•	“U.S. Holders” (as defined below) whose functional currency is not the United States dollar;

•	foreign corporations that are classified as a “passive foreign investment company” or “controlled foreign corporation”; and

•
persons using the accrual basis that are required to recognize certain items of gross income for United States federal income tax purposes as a result of such item of income being taken into account in an applicable financial statement.

This summary does not address the tax considerations that may be relevant to subsequent purchasers of the Preferred Stock and does not address any tax consequences arising under the Unearned Income Medicare Contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our Preferred Stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership.  Partnerships holding our Preferred Stock and partners in such partnerships are urged to consult their own tax advisers as to the particular U.S. federal income tax consequences to them of the purchase, ownership and disposition of our Preferred Stock

We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary with such statements and conclusions.

Prospective holders are urged to consult their own tax advisers with respect to current and possible future U.S. federal income tax consequences of purchasing, owning and disposing of our Preferred Stock based upon their particular situation, as well as tax consequences arising under any state, local or foreign tax laws, any other U.S. federal tax laws, and any applicable tax treaty.

U.S. Holders

The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of the Preferred Stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

An individual may achieve residency status in the United States if the individual has been lawfully admitted as a permanent resident, has met the statutory requirements to elect such status or, subject to certain exceptions, has met the “substantial presence” test by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes any days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year).

Distributions on the Preferred Stock

Distributions with respect to the Preferred Stock will be taxed as dividend income to the extent paid out of our current or accumulated earnings and profits for U.S. federal income tax purposes. Any such dividend received by non-corporate holders with respect to the Preferred Stock will generally represent “qualified dividend income” on the day actually or constructively received. Qualified dividend income is generally taxable at preferential rates applicable to long-term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. Dividends received by a corporate U.S. Holder will generally be eligible for a dividends-received deduction under the Code for a designated percentage of the dividends received, provided that certain holding period and ownership requirements are met and certain other conditions are satisfied. Corporate U.S. Holders should consult their tax advisors regarding the availability to them of reduced tax rates or the dividends-received deduction in their particular circumstances

If a distribution exceeds our current or accumulated earnings and profits for a taxable year, as determined under U.S. federal income tax principles, the excess will be treated as a non-taxable return of capital to the extent of your tax basis in the Preferred Stock (and you will be required to reduce your tax basis (but not below zero) accordingly) and thereafter as capital gain from the sale or exchange of such Preferred Stock, which is treated as described under the caption “—Redemptions and Dispositions” below.

Dividends that exceed certain thresholds in relation to your tax basis in the Preferred Stock could be characterized as an “extraordinary dividend” under section 1059 of the Code. Generally, if you are a corporate U.S. Holder that receives an extraordinary dividend, you are required to reduce your tax basis in the Preferred Stock by the portion of such dividend that is not taxed because of the dividends received deduction, and you are required to recognize taxable gain to the extent such portion of the dividend exceeds your tax basis in the Preferred Stock.  If you are a non-corporate U.S. holder and you receive an extraordinary dividend, you will be required to treat any losses on the sale of our Preferred Stock as long-term capital losses to the extent of the extraordinary dividends you receive that qualify for the preferential rates described above. The deductibility of capital losses is subject to limitations.

U.S. holders of our Preferred Stock should consult their own tax advisers with respect to the potential application of the “extraordinary dividend” rules to their investment in our Preferred Stock.

Redemptions and Dispositions

A redemption of Preferred Stock by a U.S. Holder for cash will be treated as a taxable event, either as a sale or exchange of the Preferred Stock or as a distribution.  However, any amounts paid to satisfy unpaid dividends that were declared prior to redemption will be treated as a distribution on the Preferred Stock (taxable as described under the caption “—Distributions on Preferred Stock” above) and not as income paid in cancellation or redemption of the Preferred Stock.

A redemption of the Preferred Stock will be taxed in the same manner as a distribution unless the redemption (i) results in a “complete termination” of the holder’s stock interest in us (under section 302(b)(3) of the Code), (ii) results in a “substantially disproportionate” redemption of stock with respect to the holder (under section 302(b)(2) of the Code) or (iii) is “not essentially equivalent to a dividend” with respect to the holder (under section 302(b)(1) of the Code). In determining whether the redemption is subject to tax as a distribution, the holder generally must take into account not only the stock the holder actually owns but also stock that the holder constructively owns within the meaning of section 318 of the Code. For this purpose, the holder is generally deemed to own any shares of our stock that are owned, or deemed owned, by certain related persons and entities, as well as any shares that the holder or a related person or entity has the right to acquire by exercise of an option. A redemption will be considered to be “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. holder’s deemed percentage of stock ownership of our stock applying constructive ownership rules. The Internal Revenue Service (the “IRS”) has ruled that a minority stockholder in a publicly traded corporation whose relative stock interest is minimal and who exercises no control with respect to corporate affairs can be considered to have experienced a “meaningful reduction” if the stockholder has even a small reduction in such stockholder’s deemed percentage of stock ownership. However, because the determination as to whether any of the alternative tests described above will be satisfied with respect to any particular U.S. holder of the Preferred Stock will depend upon the facts and circumstances at the time that the determination must be made, prospective U.S. holders of the Preferred Stock are advised to consult their own tax advisors regarding the tax treatment of a redemption.

If the redemption of the Preferred Stock is not subject to tax as a distribution, the redemption will result in capital gain or loss to the holder, in an amount equal to the difference between the amount realized and the holder’s adjusted tax basis in the stock redeemed. The amount realized by a holder will be the amount of cash received in the redemption (other than cash received with respect to declared dividends, which will be treated as distributions in the manner described above under “—Distributions on the Preferred Stock”). This gain or loss will be long-term capital gain or capital loss if you have held the Preferred Stock for more than one year at the time of the redemption. If a redemption of the Preferred Stock is treated as a distribution that is taxable as a sale or exchange, you should consult your own tax advisor regarding the allocation of your tax basis between the redeemed Preferred Stock and any remaining Preferred Stock..

A holder that sells or otherwise disposes of shares of the Preferred Stock in a taxable disposition (other than by redemption) generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale or other disposition and the holder’s adjusted tax basis in the shares sold or disposed of. This gain or loss will be long-term capital gain or capital loss if the holder has held the shares for more than one year at the time of the sale or other disposition.  Long-term capital gain recognized by a non-corporate U.S. holder is generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. holder, dividend payments, or other taxable distributions, made on your Preferred Stock, as well as the payment of the proceeds from the sale or redemption of your Preferred Stock that are made within the United States, will be subject to information reporting requirements. Additionally, backup withholding, currently at a rate of 24%, will apply to such payments if you are a non-corporate U.S. holder and you (i) fail to provide to the applicable withholding agent a taxpayer identification number, (ii) furnish an incorrect taxpayer identification number, (iii) are notified by the IRS that you have failed to properly report payments of interest or dividends, or (iv) under certain circumstances, fail to certify, under penalty of perjury, that you have furnished a correct taxpayer identification number and have not been notified by the IRS that you are subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability; provided that the required information is timely provided to the IRS.

Non-U.S. Holders

The following is a general discussion of the U.S. federal income tax consequences to Non-U.S. holders of their acquisition, ownership and disposition of the Preferred Stock. For this purpose, a “Non-U.S. holder” is an individual, corporation, trust or estate that is a beneficial owner of the Preferred Stock and is not a U.S. holder.

Distributions on the Preferred Stock

Except as described below, if you are a Non-U.S. holder of the Preferred Stock, dividends (including any redemption treated as a dividend for United States federal income tax purposes, as discussed above under “U.S. Holders—Redemptions and Dispositions”) paid to you are subject to U.S. federal withholding tax at a 30% rate or, if an income tax treaty applies and certain certification requirements are satisfied (as described below), a lower rate specified by the treaty. Non-U.S. holders should consult their own tax advisers regarding their entitlement to benefits under a relevant tax treaty.

The U.S. federal withholding tax generally is imposed on the gross amount of a distribution, regardless of whether we have sufficient earnings and profits to cause the distribution to be a dividend for U.S. federal income tax purposes.

A Non-U.S. holder that is eligible for a reduced rate of U.S. federal withholding tax under a tax treaty may establish its entitlement to the benefit of a reduced rate of withholding under such tax treaty by timely filing a properly completed IRS Form W-8BEN or W-8BEN-E (or a successor form) with the applicable withholding agent prior to the payment of a dividend. A Non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax under a tax treaty or with respect to which any distribution is treated as a non-taxable return of capital or as capital gain because it is in excess of our current and accumulated earnings and profits as described above under “U.S. Holders—Distributions on the Preferred Stock” may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for a refund together with the required information with the IRS.

Dividends paid on the Preferred Stock that are effectively connected with a Non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a permanent establishment that a Non-U.S. holder maintains in the United States, are not subject to U.S. federal withholding tax if the Non-U.S. holder timely furnishes to the applicable withholding agent a properly completed IRS Form W-8ECI (or successor form) containing the Non-U.S. holder’s taxpayer identification number. However, dividends exempt from U.S. federal withholding tax because they are effectively connected with the conduct of a U.S. trade or business are subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if the holder were a U.S. holder (unless an applicable income tax treaty provides otherwise). In addition, if you are a corporate Non-U.S. holder, any effectively connected dividends that you receive may, under certain circumstances, be subject to an additional U.S. “branch profits tax” at a 30% rate (or a lower rate if specified by an applicable tax treaty).

Gain on Disposition of the Preferred Stock

A Non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale or other disposition of the Preferred Stock unless:

•
the gain is effectively connected with a trade or business of the Non-U.S. holder within the United States, and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment that the Non-U.S. holder maintains in the United States. In such a case, unless an applicable tax treaty provides otherwise, the Non-U.S. holder generally will be taxed on its net gain derived from the sale or other disposition at regular graduated U.S. federal income tax rates in the same manner as if the holder were a U.S. holder, and in the case of a corporate Non-U.S. holder, may also be subject to a U.S. branch profits tax at a 30% rate (or a lower rate if specified by an applicable tax treaty) on its effectively connected earnings and profits; or

•
the Non-U.S. holder is an individual, is present in the United States for 183 days or more days in the taxable year of the disposition and certain other conditions exist. In such a case, the Non-U.S. holder will be subject to a flat 30% tax (or a lower rate if specified by an applicable tax treaty) on the net gain derived from the disposition, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States; or

•
at any time during the shorter of the 5-year period ending on the date of the sale or other disposition of our Preferred Stock or the period that the Non-U.S. holder held the Preferred Stock, our company is classified as a “United States real property holding corporation” for U.S. federal income tax purposes and, if our Preferred Stock is treated as “regularly traded on an established securities market,” only if the Non-U.S. holder owns or is treated as owning more than 5% of the Preferred Stock at any time within such period. A United States real property holding corporation generally is defined as a corporation the fair market value of whose U.S. real property interests equals or exceeds 50% of the sum of the total fair market values of (i) its U.S. real property interests, (ii) its interests in real property located outside the United States, and (iii) any other of its assets used or held for use in a trade or business. In such a case, any taxable gain generally will be taxed in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. We believe that we are not, and do not currently anticipate becoming, a United States real property holding corporation for U.S. federal income tax purposes.

Redemption of the Preferred Stock

Redemption of your Preferred Stock generally will be a taxable event. Amounts paid in cash will first be treated as payment in satisfaction of any unpaid dividends that were declared prior to redemption, which should be taxed as described in “—Distributions on the Preferred Stock” above.

 Thereafter, you will be treated as if you had sold your Preferred Stock, with the consequences described in “—Gain on Disposition of the Preferred Stock” above, if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests have been met, the holder generally must take into account not only the stock the holder actually owns but also stock the holder constructively owns within the meaning of section 318 of the Code. See “U.S. Holders—Redemptions and Dispositions” above for further information on these tests.

If a redemption does not meet any of the tests described above, the redemption will be treated as a distribution, with the consequences described in “—Distributions on the Preferred Stock” above.

Information Reporting Requirements and Backup Withholding

Information reporting generally will apply to the amount of dividends paid to a non-U.S. Holder and any tax withheld with respect to such dividends. Such information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. Holder. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. Holder resides.

Unless the Non-U.S. holder complies with certification procedures to establish that it is not a U.S. person (generally by furnishing to the payor a properly executed IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8), information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Preferred Stock and the Non-U.S. holder may be subject to U.S. backup withholding (currently at a rate of 24%) on dividend payments on the Preferred Stock or on the proceeds from a sale or other disposition of the Preferred Stock. The certification procedures required to claim a reduced rate of withholding under a treaty for dividends as described above will satisfy the certification requirements necessary to establish that the Non-U.S. holder is not a U.S. person and avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund; provided that the required information is timely furnished to the IRS.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be applied as a credit against a non-U.S. Holder’s United States federal income tax liability for the taxable year in which it is withheld provided that the amount withheld is claimed in a timely manner with the IRS.

Non U.S. holders should consult their tax advisers regarding the application of the information reporting and backup withholding rules to them.

Additional Withholding Requirements

Under sections 1471 through 1474 of the Code and the Treasury regulations issued thereunder (commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our Preferred Stock if paid to:

•
a “foreign financial institution” (as defined under FATCA) which does not furnish proper documentation, typically on IRS Form W-BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or

•
a “non-financial foreign entity” (as defined under FATCA) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any).

On December 13, 2018, the IRS and the Treasury Department issued proposed regulations that provide certain guidance and relief from the regulatory burden associated with FATCA (the “Proposed Regulations”). The Proposed Regulations provide that the gross proceeds from a disposition of stock, such as our Preferred Stock, is no longer subject to the 30% U.S. federal withholding tax pursuant to FATCA. With limited exceptions, the IRS and the Treasury Department provide that taxpayers can generally rely on the Proposed Regulations until final regulations are issued. If a dividend payment is subject to withholding both under FATCA and the withholding rules discussed above under “—Distributions on the Preferred Stock”, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Holders of our Preferred Stock should consult their own tax advisers regarding these requirements and whether they may be relevant to their ownership and disposition of our Preferred Stock.

CERTAIN ERISA CONSIDERATIONS

Each person considering the use of assets of a pension, profit-sharing or other employee benefit plan, individual retirement account, or other retirement plan, account or arrangement to acquire or hold shares of the Preferred Stock should consider whether an investment in shares of the Preferred Stock would be consistent with the documents and instruments governing the plan, account or arrangement, as well as applicable fiduciary and other legal requirements, and whether the investment would involve a prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ( “ERISA”) or Section 4975 of the Code.

Plan Assets

ERISA and the regulations promulgated under ERISA by the U.S. Department of Labor (the “Plan Assets Regulations”) generally provide that, when a plan acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless either less than 25 percent of the total of each class of equity interest in the entity is held by “benefit plan investors” (as defined in 3(42) of ERISA) (the “25 percent test”), or the entity is an “operating company,” “real estate operating company,” or “venture capital operating company,” as defined in the Plan Asset Regulations. An “equity interest” is any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features. Under the Plan Asset Regulations, an “operating company” is an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital.

We will not be an investment company registered under the Investment Company Act, and we will not monitor whether investment in shares of our Preferred Stock by benefit plan investors will satisfy the 25 percent test. In addition, there can be no assurance that the Preferred Stock will constitute “publicly offered securities” for purposes of the Plan Asset Regulations. We believe that we qualify as an “operating company” (and not a real estate operating company or a venture capital operating company), although no assurance can be given in this regard.

Although not expected, if our assets were deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code.

Prohibited Transactions

Section 406 of ERISA and Section 4975 of the Code, as applicable, prohibit plans subject to Title I of ERISA and/or Section 4975 of the Code (including entities such as collective investment funds, partnerships and separate accounts or insurance company pooled separate accounts or insurance company general accounts whose underlying assets include the assets of such plans, which we refer to collectively as “Plans” and individually as a “Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest,” under ERISA or “disqualified persons” under the Code. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Certain plans including those that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA and Section 414(e) of the Code with respect to which the election provided by Section 410(d) of the Code has not been made), and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, foreign or other regulations, rules or laws, or “Similar Laws.”

The acquisition, holding or disposition of shares of the Preferred Stock by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, the underwriters or certain of our affiliates or affiliates of the underwriters are or become a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the shares of the Preferred Stock are acquired, held or disposed of pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase, holding or disposition of shares of the Preferred Stock. These class exemptions include:

•	PTCE 84-14 (for certain transactions managed by independent qualified professional asset managers);

•	PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts);

•	PTCE 91-38 (for certain transactions involving bank collective investment funds);

•	PTCE 95-60 (for transactions involving certain insurance company general accounts); and

PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase, holding and sale of securities offered hereby.

ERISA Representations

There can be no assurance that all of the conditions of any such exemptions will be satisfied. Each purchaser or holder of shares of the Preferred Stock or any interest therein, and each person making the decision to purchase or hold shares of the Preferred Stock on behalf of any such purchaser or holder will be deemed to have represented and warranted in both its individual capacity and its representative capacity (if any), that (on each day from the date on which the purchaser or holder acquires its interest in shares of the Preferred Stock to the date on which the purchaser disposes of its interest in shares of the Preferred Stock) either: (a) its purchase and holding of shares of the Preferred Stock is not made on behalf of or with “plan assets” of any Plan; or (b) if its purchase and holding of shares of the Preferred Stock is made on behalf of or with the “plan assets” of a Plan, then (i) its purchase and holding of shares of the Preferred Stock will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (ii) neither we nor any of our affiliates is acting as a fiduciary (within the meaning of Section 3(21)) of ERISA in connection with the purchase or holding of shares of the Preferred Stock and has not provided any advice concerning the purchase or holding of shares of the Preferred Stock. Each purchaser and holder of shares of the Preferred Stock or any interest therein on behalf of any governmental plan, church plan, and foreign plan will be deemed to have represented and warranted by its purchase or holding of shares of the Preferred Stock or any interest therein that such purchase and holding does not violate any applicable Similar Laws or rules.

Additionally, if any purchaser or subsequent transferee of shares of our Preferred Stock is using assets of any Plan to acquire or hold our Preferred Stock, such purchaser and subsequent transferee will be deemed to represent that (1) it is not a beneficiary of a Plan that is an individual retirement account (“IRA”), or relative of the IRA owner/beneficiary (such as a spouse, ancestor, lineal descendant, spouse of a lineal descendant, brother, sister, or a spouse of a brother or sister) in the case of a Plan that is an IRA, and (2) (i) none of us, the underwriters, or any of our or their respective affiliates has acted as the Plan’s fiduciary, or has been relied upon for or provided any advice, with respect to the purchaser’s or transferee’s decision to acquire, hold or dispose of any shares of our Preferred Stock and none of us, the underwriters, or any of our or their respective affiliates shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, hold or dispose of any shares of our Preferred Stock and (ii) the decision to invest in our Preferred Stock has been made at the recommendation or direction of an “independent fiduciary” (“Independent Fiduciary”) within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c)(1), as amended from time to time (the “Fiduciary Rule”), who (a) is independent of us and the underwriters and our and their respective affiliates; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule), (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser’s or transferee’s investment in shares of our Preferred Stock and is responsible for exercising independent judgment in evaluating the investment in shares of our Preferred Stock; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such a Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds shares of our Preferred Stock hold or have under management or control total assets of at least $50 million; and (e) is aware of and acknowledges that (I) none of us, the underwriters, and any of our or their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser’s or transferee’s investment in shares of our Preferred Stock and (ii) the underwriters and their respective affiliates have a financial interest in the purchaser’s or transferee’s investment in shares of our Preferred Stock on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder. The representations contained in this paragraph are intended to comply with the 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997). To the extent these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect but they shall be replaced by any representations required by any successor or similar regulation or requirement promulgated by the Department of Labor, Securities and Exchange Commission, or other federal or state regulatory body.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing shares of the Preferred Stock on behalf of or with “plan assets” of any Plan or plan asset entity consult with their counsel regarding the potential consequences if our assets were deemed to be “plan assets,” availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption, or the potential consequences of any purchase or holding under Similar Laws, as applicable.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement entered into with the underwriters named below, for whom Raymond James & Associates, Inc. and Citigroup Global Markets Inc. are acting as representatives, the underwriters have severally and not jointly agreed to purchase, and we have agreed to sell to them, the number of shares of our Preferred Stock set forth opposite their names below:

Underwriters	Number of Shares
Raymond James & Associates, Inc.	1,564,800
Citigroup Global Markets Inc.	782,400
D.A. Davidson & Co.	260,800
Total	2,608,000

The underwriters are offering the shares of Preferred Stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligation of the underwriters to purchase and accept delivery of the Preferred Stock offered by this prospectus supplement are subject to approval by its counsel of legal matters and to certain other conditions set forth in the underwriting agreement. The underwriters are obligated to purchase and accept delivery of all of the shares of Preferred Stock offered by this prospectus supplement, if any are purchased, other than those covered by the option to purchase additional shares described below.

Option to Purchase Additional Shares

We have granted the underwriters an option, exercisable within 30 days after the date of this prospectus supplement, to purchase from time to time up to an aggregate of 391,200 additional shares of Preferred Stock, at the same price per share as they are paying for the shares shown in the table above. If the underwriters exercise their option to purchase any of the additional 391,200 shares, each underwriter, subject to certain conditions, will become obligated to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. If purchased, these additional shares will be sold by the underwriters on the same terms as those on which the shares offered by this prospectus supplement are being sold.

Commissions and Underwriting Discount

The underwriters propose to offer the shares of Preferred Stock initially at the public offering price on the cover page of this prospectus supplement. If all the shares are not sold at the price initially offered to the public, the underwriters may change the public offering price and concession and may offer shares from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriters and subject to its right to reject any order in whole or in part.

The following table summarizes the underwriting compensation to be paid to the underwriters by us. These amounts assume both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per share	No exercise	Full exercise
Public offering price	$25.00	$65,200,000	$74,980,000
Underwriting discount	$0.7875	$2,053,800	$2,361,870
Proceeds to us (before expenses)(1)	$24.2125	$63,146,200	$72,618,130

(1)	After deducting the underwriting discount but before deducting expenses of the offering, estimated to be $400,000.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount and reimbursements, will be approximately $300,000. We have also agreed to reimburse the underwriters for certain expenses incurred in connection with their engagement for this offering including for their legal fees and expenses, up to $100,000. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

A prospectus supplement in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

Settlement

We expect that delivery of the shares of Preferred Stock will be made to investors on or about February 5, 2020 which will be the fifth Business Day following the date of this prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in two Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of Preferred Stock prior to the second Business Day before the delivery of the shares hereunder will be required, by virtue of the fact that the shares initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the shares of Preferred Stock who wish to trade the shares prior to the second Business Day before their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) of the 1934 Act Regulations, or otherwise transfer or dispose of the Preferred Stock or any securities substantially similar to or convertible into or exchangeable for the Preferred Stock, or any options or warrants to purchase any shares of the Preferred Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of the Preferred Stock, in each case without the prior written consent of the representatives for a period from the date hereof through and including the date that is 30 days after the closing date of this offering.

Price Stabilization, Short Positions

Until this offering is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase shares of our Preferred Stock. As an exception to these rules, the underwriters may engage in certain transactions that stabilize the price of our Preferred Stock. These transactions may include short sales, stabilizing transactions, purchases to cover positions created by short sales and passive market making. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, shares of Preferred Stock in the open market to stabilize the price of the Preferred Stock. The underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the Preferred Stock in the offering, if the syndicate repurchases previously distributed Preferred Stock to cover syndicate short positions or to stabilize the price of the Preferred Stock. These activities may raise or maintain the market price of the Preferred Stock above independent market levels or prevent or retard a decline in the market price of the Preferred Stock.

In connection with this transaction, the underwriters may engage in passive market making transactions in the Preferred Stock on The Nasdaq Global Select Market, prior to the pricing and completion of this offering. Passive market making is permitted by SEC Regulation M and consists of displaying bids on The Nasdaq Global Select Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the Preferred Stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of the Preferred Stock to be higher than the price that otherwise would exist in the open market in the absence of such transactions.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriter a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of our Preferred Stock. As a result, the price of our Preferred Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on The Nasdaq Global Select Market or otherwise.

Electronic Distribution

A prospectus supplement in electronic format may be made available on websites or through other online services maintained by the underwriters of the offering, or by their affiliates. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Listing

Prior to this offering, there has been no public market for the Preferred Shares. We have applied to list the depositary shares on the Nasdaq Global Select Market under the symbol “DCOMP.” If the application is approved, trading of the depositary shares on the Nasdaq Global Select Market is expected to begin within 30 days after the date of initial delivery of the Preferred Shares. We have agreed to use best efforts to maintain the listing on the Nasdaq Global Select Market or another national securities exchange. The underwriters have advised us that they presently intend to make a market in the Preferred Shares. However, the underwriters are not obligated to do so and may discontinue making a market in the depositary shares at any time without notice.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Preferred Stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or our Preferred Stock in any jurisdiction where action for that purpose is required. Accordingly, our Preferred Stock may not be offered or sold, directly or indirectly, and none of this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with our Preferred Stock may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The underwriters may arrange to sell Preferred Stock offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so.

Notice to Prospective Investors in Canada

The Preferred Stock may be sold only in any province of Canada to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Preferred Stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area (each, a “Member State”), no offer of any shares which are the subject of the offering contemplated by this prospectus may be made to the public in that Member State, except that an offer of shares to the public in that Member State may be made at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation  or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

In the United Kingdom, any investment or investment activity to which this prospectus relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

Directed Share Program

At our request, the underwriters have reserved up to 2.0% of the shares of Preferred Stock offered in this offering for sale, at the initial public offering price, to certain of our directors and officers, and certain related persons, through a directed share program.  We do not know if these persons will choose to purchase all or any portion of the reserved shares of Preferred Stock, but the number of shares of Preferred Stock available for sale to the public will be reduced to the extent these persons purchase the reserved shares.  Any reserved shares not purchased will be offered by the underwriters to the general public on the same terms as all other shares of Preferred Stock offered.

Conflicts of Interest

Certain of the Underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may affect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

LEGAL MATTERS

The validity of the securities and certain other legal matters in connection with this offering will be passed upon for us by Luse Gorman, PC, Washington, D.C. Certain legal matters in connection with this offering will be passed upon for the underwriters by Covington & Burling LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Dime Community Bancshares, Inc. as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and the assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of Crowe LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$250,000,000

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

We may offer and sell from time to time up to $250.0 million of unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of common stock; shares of preferred stock; depositary shares; purchase contracts; warrants to purchase other securities; and units consisting of any combination of the above securities. This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement, and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is traded on the Nasdaq National Market under the symbol “DCOM.”

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement and any applicable pricing supplement for those securities.

You should read this prospectus and any supplements carefully before you invest. Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors,” on page 6 of this prospectus, in any prospectus supplement and in the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for a discussion of certain risks and uncertainties you should consider.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or any prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2017.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we offer in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information about Dime Community Bancshares, Inc. and the securities being registered, some of which may not apply to your securities;
•	a prospectus supplement, which describes the terms of a particular issuance of securities, some of which may not apply to your securities and which may not include information relating to the prices of the securities being offered; and
•	if necessary, a pricing supplement, which describes the pricing terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;
•	the prospectus supplement; and
•	this prospectus.

We include cross-references in this prospectus and the prospectus supplement to captions in these materials where you can find further related discussions.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, or units consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $250.0 million. This prospectus provides you with a general description of the securities registered hereunder. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, that will contain specific information about the terms of the offer. The prospectus supplement and any pricing supplement may also add, update or change information contained in this prospectus.

You should read this prospectus, the prospectus supplement and any pricing supplement together with the additional information described under the heading “Where You Can Find More Information.”

The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies. We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Dime Community Bancshares,” the “Company,” “we,” “us,” “our” or similar references mean Dime Community Bancshares, Inc., and references to the “Bank” mean Dime Community Bank.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by Dime Community Bancshares in light of management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes appropriate under the circumstances. Although we believe that our plans, intentions and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control, that could cause actual conditions or results to differ materially from those expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

•	general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry, may be less favorable than the Company currently anticipates;
•	changes in deposit flows, loan demand, real estate values or the quality and composition of its loan or securities portfolios may adversely affect the business of our wholly-owned banking subsidiary, Dime Community Bank;
•	changes in interest rates may adversely affect our net income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;
•	environmental conditions may exist on properties we own, lease or mortgage;
•	we may have difficulty attracting new customers or retaining existing customers;
•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;
•	changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently;
•	changes in corporate and/or individual income tax laws may adversely affect the Company’s business or financial condition;
•	legislation or regulatory changes may adversely affect the Company’s business;
•	risks related to our concentration in multifamily and commercial real estate loans;
•	technological changes may be more difficult or expensive than the Company anticipates;
•	an interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems may adversely affect our business and reputation;
•	we may not be able to attract or retain key personnel;
•	success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates;
•	litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates; and
•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control.

In addition, we routinely evaluate opportunities to expand through acquisitions and frequently conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur. We may not be able to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire into our operations, or to realize related revenue synergies and cost savings within expected time frames.

We assume no obligation for updating our forward-looking statements at any time. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as the other cautionary statements made in this prospectus and the prospectus supplements. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” and “Risk Factors” below.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus incorporates important business and financial information about Dime Community Bancshares from documents filed with the SEC, with which we file registration statements, periodic reports, proxy statements, and other information. Our SEC filings are available over the Internet, at no cost, from the SEC’s website at www.sec.gov and from our website at www.dime.com. You may also read and copy any document we file by visiting the SEC’s public reference room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. You may also receive copies of documents filed with the SEC, including documents incorporated by reference in this prospectus, at no cost, by addressing your request to:

Dime Community Bancshares, Inc.
Attn: Anthony J. Rose, Corporate Secretary
300 Cadman Plaza West, 8th Floor
Brooklyn, New York 11201

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site.

Except as specifically incorporated by reference into this prospectus, information on the websites listed above is not a part of this prospectus. You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated September 6, 2017, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate only as of the date of such incorporated document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate information into this prospectus by reference to another document separately filed with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Filing Date (as applicable)
Annual Report on Form 10-K (including portions of our Proxy Statement for our 2017 Annual Meeting of Stockholders filed on April 14, 2017, to the extent specifically incorporated by reference in such Form 10-K)
Year ended December 31, 2016

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2017 and June 30, 2017

Current Reports on Form 8-K (other than those portions furnished under Items 2.02 or 7.01 of Form 8-K)	January 6, 2017; January 30, 2017; April 19, 2017; April 28, 2017; May 26, 2017; June 13, 2017; July 17, 2017; and July 28, 2017

The description of our common stock set forth in the Registration Statement filed with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description
October 13, 2015

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities covered by this prospectus until the completion of the distribution of such securities. These documents include periodic reports, such as annual reports on Form 10-K and quarterly reports on Form 10-Q, and current reports on Form 8-K (other than current reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus from us by requesting them in writing or by telephone using the following contact information:

Dime Community Bancshares, Inc.
Attn: Anthony J. Rose, Corporate Secretary
300 Cadman Plaza West, 8th Floor
Brooklyn, New York 11201

In addition, we maintain a corporate website, www.dime.com. We make available, through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this Registration Statement.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, the prospectus supplement or any applicable pricing supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

OUR COMPANY

Dime Community Bancshares, headquartered in the Brooklyn Heights neighborhood of Brooklyn, New York, is a Delaware corporation. The Company was organized in 1996 and is registered as a savings and loan holding company with the Board of Governors of the Federal Reserve System (the “Federal Reserve”) pursuant to section 10(l) of the Home Owners’ Loan Act, as amended (“HOLA”). The Company engages in commercial banking and financial services through its wholly-owned banking subsidiary, Dime Community Bank. The Company’s primary business is the ownership of the Bank. In 2004, the Company formed Dime Community Capital Trust I as a subsidiary, which issued $72.2 million of 7.0% trust preferred securities, liquidation amount $1,000 per security, $70.7 million of which remained outstanding at June 30, 2017. On June 13, 2017, the Company completed an offering of $115.0 million 4.50% fixed-to-floating rate subordinated debentures due June 15, 2027. On July 17, 2017, the Company completed the redemption of the $70.7 million aggregate liquidation amount of the trust preferred securities.

As of June 30, 2017, the Company had consolidated total assets of $6.26 billion, deposits of $4.42 billion and total stockholders’ equity of $580.4 million. The Company’s common stock is traded on the Nasdaq National Market under the symbol “DCOM.”

Dime Community Bank, a New York-chartered stock savings bank formerly known as The Dime Savings Bank of Williamsburgh, was founded in 1864 and operates 27 full service retail banking offices located in the New York City boroughs of Brooklyn, Queens, and the Bronx, and in Nassau County, New York. The Bank’s principal business is gathering deposits from customers within its market area and via the internet, and investing them primarily in multifamily residential, commercial real estate, mixed use, and, to a lesser extent, commercial and industrial loans, mortgage-backed securities, obligations of the U.S. government and government sponsored enterprises, and corporate debt and equity securities. The substantial majority of the Bank’s lending occurs in the greater New York City metropolitan area. The Bank has four active subsidiaries, including two real estate investment trusts that hold one- to four-family and multifamily residential and commercial real estate loans; Dime Insurance Agency, which engages in general insurance agency activities; and Boulevard Funding Corporation, which holds and manages real estate.

Our principal executive offices are located at 300 Cadman Plaza West, 8th Floor, Brooklyn, New York 11201, and our telephone number is (718) 782-6200. Our internet address is www.dime.com. The information contained on our website should not be considered part of this prospectus, and the reference to our website does not constitute incorporation by reference of the information contained on the website. Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Six Months Ended June 30,		Years ended December 31,
Consolidated Ratios of Earnings to Fixed Charges	2017	2016	2016	2015	2014	2013	2012
Including interest on deposits	2.27x	5.15x	3.48x	2.60x	2.50x	2.51x	1.77x
Excluding interest on deposits	4.57x	10.50x	7.25x	4.11x	3.49x	3.58x	2.95x

The ratio of earnings to fixed charges is calculated in accordance with SEC requirements and computed by adding income before taxes plus fixed charges and dividing that sum by fixed charges. A statement setting forth details of the computation of the ratios of earnings to fixed charges is included as Exhibit 12.1 to the registration statement of which this prospectus is a part. On June 13, 2017, the Company completed an offering of $115.0 million 4.50% fixed-to-floating rate subordinated debentures due June 15, 2027. On July 17, 2017, the Company completed the redemption of its $70.7 million aggregate liquidation amount of outstanding trust preferred securities.

USE OF PROCEEDS

The Company intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issuance of securities. The Company’s general corporate purposes will likely include support for organic growth, and may also include, among other things, financing possible acquisitions of branches or other financial institutions, diversification into other banking-related businesses, extending credit to, or funding investments in, our subsidiaries, repaying, reducing or refinancing indebtedness, or repurchasing our outstanding common stock.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies to support our growth, to fund our subsidiaries, or otherwise.

REGULATION AND SUPERVISION

The Company is subject to regulation and examination by the Board of Governors of the Federal Reserve System and, more specifically, the Federal Reserve Bank of Philadelphia. The Bank has elected to be treated as a “savings association” under Section 10(l) of HOLA, for purposes of the regulation of the Company. Accordingly, the Company will be regulated as a savings and loan holding company by the Federal Reserve as long as the Bank continues to satisfy the requirements to remain a “qualified thrift lender” under HOLA. If the Bank fails to remain a qualified thrift lender, the Company must register with the Federal Reserve, and be treated as, a bank holding company. The Company does not expect that regulation as a bank holding company rather than a savings and loan holding company would be a significant change.

As a publicly held company, the Company is also required to file certain reports with, and otherwise comply with the rules and regulations of, both the SEC, under the federal securities laws, and the Federal Reserve Bank of Philadelphia.

As a holding company for a bank, the Company’s rights and the rights of our creditors and the holders of the securities we are offering under this prospectus to participate in the assets of any of our subsidiaries upon liquidation or reorganization will be subject to the prior claims of the subsidiaries’ creditors, except to the extent that we ourselves may be a creditor with recognized claims.

In addition, dividends, loans and advances from the Bank to us are restricted by federal law.

The Bank is a New York chartered stock savings bank. The Bank’s primary regulator is the New York State Department of Financial Services (the “NYSDFS”), and the Bank’s primary federal regulator is the FDIC, which regulates and examines state chartered banks that are not members of the Federal Reserve System. The FDIC also administers laws and regulations applicable to insured depository institutions.

The Bank’s deposit accounts are insured up to applicable limits by the FDIC under the Deposit Insurance Fund (“DIF”). The Bank is required to file reports with both the NYSDFS and the FDIC concerning its activities and financial condition, and to obtain regulatory approval prior to entering into certain transactions, such as mergers with, or acquisitions of, other depository institutions. Both the NYSDFS and the FDIC conduct periodic examinations to assess the Bank’s safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which a state-chartered savings bank may engage and is intended primarily for the protection of the DIF and depositors and generally is not intended for the protection of shareholders, investors or creditors other than insured depositors.

Our regulators possess significant discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such policies or applicable legislation could have a material adverse impact on the operations of either the Bank or the Company.

For a discussion of the material elements of the regulatory framework applicable to savings and loan holding companies and their subsidiaries, and specific information relevant to us and the Bank, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2016, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus.

DESCRIPTION OF THE SECURITIES

This prospectus contains a summary of the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, and units that may be offered under this prospectus. The following summaries are not meant to be a complete description of each security. The prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. You should read all of these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

Description of Debt Securities

General

We may issue senior debt securities or subordinated debt securities, either of which may be issued as convertible or exchangeable debt securities. This prospectus describes the general terms and conditions of the debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue the debt securities in one or more series pursuant to either a senior indenture between us and Wilmington Trust, National Association, as trustee (or such other trustee as identified in the applicable prospectus supplement), or a subordinated indenture between us and Wilmington Trust, National Association, as trustee (or such other trustee as identified in the applicable prospectus supplement). The following description of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indentures, each of which has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the indentures and any supplemental indenture or similar document that is filed, because they, and not this description, define your rights as holder of our debt securities. All capitalized terms have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold; provided that if the additional debt securities are not fungible with the debt securities of the series previously offered or sold for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP or other identifying number. At the date of this prospectus, we had not issued any debt securities under either indenture.

Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indentures, the terms of the indentures do not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us. Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our direct unsecured general obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.

Senior Debt Securities

Senior Debt Securities will be issued under the senior debt indenture. Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Subordinated Debt Securities

Subordinated debt securities will be issued under the subordinated debt indenture. Payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement.

Unless otherwise stated in the applicable prospectus supplement, it is currently intended that the subordinated debt securities will qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for savings and loan holding companies. The guidelines set forth specific criteria for subordinated debt to qualify as Tier 2 Capital. Among other things, the subordinated debt must:

•	be unsecured;
•	have an average maturity of at least five years;
•	be subordinated in right of payment;
•	not contain provisions permitting the holders of the debt to accelerate payment of principal prior to maturity except in the event of bankruptcy of the issuer;
•	not contain provisions permitting the issuer of the debt to redeem the security prior to the maturity date without prior approval of the Federal Reserve; and
•	not contain provisions that would adversely affect liquidity or unduly restrict management’s flexibility to operate the organization, particularly in times of financial difficulty, such as limitations on additional secured or senior borrowings, sales or dispositions of assets or changes in control.

Terms of Each Series of Debt Securities to be Provided Supplementally

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities;
•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;
•	the principal amount of the debt securities;
•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;
•	the denominations in which the debt securities will be issued;
•	the date(s) when principal payments are due on the debt securities;
•	the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;
•	the place(s) where principal of, premium and interest on the debt securities will be payable;
•	the currency or currencies of payment of principal or interest;
•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•	provisions governing redemption of the debt securities, including any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;
•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;
•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;
•	any additional or modified covenants from those described in this prospectus or in the applicable indenture; and
•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities under the indentures as “discount securities,” which means they may be offered and sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for U.S. federal income tax purposes, be treated as if they were issued with “original issue discount,” because of interest payment and other characteristics. Special U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement will also set forth the securities exchange or quotation system on which debt securities are listed or quoted, if any.

Provisions Contained in the Indentures

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole by the depositary for such registered global security to its nominee; by a nominee of the depositary to the depositary or another nominee of the depositary; or by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security.

We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;
•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;
•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and
•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;
•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and
•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

Conversion or Exchange Rights

Debt securities that we issue may be convertible into or exchangeable for other securities or property of us. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	the conversion or exchange price, and any events requiring adjustment to the conversion or exchange price;
•	the conversion or exchange period; and
•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Information Concerning the Indenture Trustee

Under provisions of the indentures and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), if a trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee shall either eliminate such interest or resign in the manner provided by the indentures. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign with respect to one or more series of debt securities and a successor trustee may be appointed by us to act with respect to any such series. The trustee may be removed with respect to a series of debt securities by the Company in accordance with the terms of the Indenture, or by the holders of a majority of the aggregate principal amount of such series at any time.

Each indenture contains certain limitations on the right of the trustee thereunder, in the event that it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise.

No Individual Liability of Officers, Directors, Employees or Stockholders

The indentures provide that none of our officers, directors, employees or stockholders will have any liability for any of our obligations under the indentures or the debt securities or for any claim based on, inspect of, or by reason of such obligations or their creation. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Legal Defeasance

We may deposit with the trustee, in trust, cash or U.S. government securities in an amount that, which through the payment of interest and principal in accordance with their terms, will provide, not later than one day before the due date of any payment of money, an amount in cash, which is sufficient to make all payments of principal and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for obligations relating to the transfer or exchange of debt securities and the replacement of stolen, lost or mutilated debt securities and relating to maintaining paying agencies and the treatment of funds held by paying agents and certain rights of the trustee and our obligations with respect thereto). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Covenant Defeasance

Under the indentures (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described above under “—Legal Defeasance,” we will not need to comply with certain the covenants, including those described below under “—Consolidation, Merger or Asset Sale,” as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

Satisfaction and Discharge

We may discharge our obligations under either indenture and the debt securities of a series (except for certain surviving rights of the trustee and our obligations in connection therewith) if: (a) all outstanding debt securities of that series and all other outstanding debt securities issued under such indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, (3) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice and redemption by the trustee or (4) are deemed paid and discharged in a legal defeasance described above (and in the case of clauses (1), (2) and (3), we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any), and interest on all outstanding debt securities and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under such indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming.

Consolidation, Merger or Asset Sale

The indentures provide that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of its properties and assets to us, unless the following conditions are satisfied:

•	we are the surviving person or the successor person (if not us) is a corporation organized and validly existing under the laws of any United States domestic jurisdiction and expressly assumes, by a supplemental indenture, our obligations on the debt securities and under such indenture;
•	immediately after giving effect to such transaction, and treating any indebtedness that becomes an obligation of us or our subsidiaries as a result of such transaction as having been incurred by us or such subsidiary at the effective date of such transaction, no default or event of default under such indenture shall have occurred and be continuing; and
•	we have complied with our obligations to deliver certain documentation to the applicable trustee, including an officers’ certificate and opinion of counsel each stating that such proposed transaction and any supplemental indenture comply with such indenture

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures.

Events of Default and Remedies

For any series of debt securities, an event of default will include the following events:

•	default in the payment when due of any interest on any debt securities of that series, and continuance of such default for a period of 30 days (unless we deposit the entire amount of such payment with the trustee or with a paying agent prior to the expiration of such 30-day period);
•	default in the payment when due of principal of any debt security of that series;
•	default in the deposit when due of any sinking fund payment in respect of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty in the indenture that applies to such series, which default continues (without such default or breach having been waived in accordance with the provisions of the indenture) for a period of 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;
•	certain events of bankruptcy, insolvency or reorganization involving us; and
•	any other event of default provided in the supplemental indenture under which we issue such series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of 25% of the aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration is automatic, without any notice required, in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization.

At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indentures provide that the trustee will be under no obligation to exercise any rights or powers under such indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified to its satisfaction against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority of the aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	such holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;
•	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series shall have made written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;
•	such holder or holders have offered to the trustee security and indemnity satisfactory to the trustee against the costs, expenses, and liabilities to be incurred in complying with such request;
•	the trustee for 60 days after its receipt of such notice, request, and offer of security and indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indentures we must furnish the trustee a statement as to compliance with such indenture within 120 days after the end of our fiscal year (beginning with the fiscal year ending immediately following the execution of such indenture). The indentures provide that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interests of the holders of those debt securities.

Modification of Indentures

Each indenture provides that we and the trustee may, without the consent of the holders of our debt securities, enter into supplemental indentures to:

•	evidence the succession of another person to the Company as obligor under the indenture and the assumption by any such successor of the covenants and obligations of the Company in the indenture and debt securities, or evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;
•	add to the Company’s covenants such further covenants, restrictions, conditions or provisions shall be for the protection of the holders of the debt securities and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;
•	add to or change any of the provisions of the indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities or to permit or facilitate the issuance of securities in uncertificated form; provided that any such action shall not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;
•	surrender any right or power conferred upon the Company;
•	add or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in uncertificated or global form;
•	provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;
•	cure any ambiguity, defect or inconsistency in the indenture;
•	add any additional events of default (and if such events of default are to be for less than all series of debt securities, stating that such are expressly being included solely for the benefit of such series) for the benefit of the holders of the debt securities;
•	modify, eliminate or add to the provisions of the indenture, if the change or elimination (i) becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision or (ii) shall not apply to the any debt securities outstanding at the time of such change or elimination;
•	establish the form of the debt securities of a series and to provide for the issuance of any other series of debt securities under the indenture;
•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;
•	modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to the indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding certain provisions thereof; or
•	make any change that does not adversely affect the rights of any holder of debt securities of any series issued under the indenture.

Each indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority of the aggregate principal amount of outstanding debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, then outstanding and affected thereby (voting as one class), add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	reduce the percentage of the aggregate principal amount of the outstanding debt securities, the consent of whose holders is required to amend or supplement the indenture or any supplemental indenture, waive compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture, or any change to such defaults which require such consent;
•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities or any additional amounts owed thereon;
•	reduce the principal or change the stated maturity of any debt securities;
•	waive a default or event of default in the payment of the principal of, interest or any Additional Amounts, if any, on any debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority of the aggregate principal amount of the outstanding debt securities and a waiver of the payment default that resulted from such acceleration);
•	make any change to certain provisions of the indenture relating to, among other things, holders’ rights to receive payment of the principal of and interest on the debt securities and to institute suit for the enforcement of any such payment and waivers of past defaults;
•	make the principal of or interest, if any, on any debt securities or any Additional Amount with respect thereto payable in any currency other than that stated in the debt securities;
•	waive or change any redemption payment with respect to any debt securities; or
•	make any change to provisions of the indenture to remove any of the limitations in this paragraph upon us or the trustee.

Description of Common Stock

The following summary contains a description of the general terms of our common stock. Each share of common stock has the same relative rights as, and is identical in all respects to, each other share of common stock. The rights of the holders of our common stock are governed by the Company’s certificate of incorporation and by the Delaware General Corporation Law.

General

We are authorized to issue up to 125,000,000 shares of common stock, par value $0.01 per share. As of June 30, 2017, we had 53,614,924 shares issued and 37,675,379 shares of common stock outstanding. Our common stock is listed on the Nasdaq National Market under the symbol “DCOM.”

When we issue shares of our common stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

Dividends

We can pay dividends out of statutory surplus or from certain net profits if, as and when declared by our board of directors. The payment of dividends is subject to limitations that are imposed by law and applicable regulations. The holders of common stock are entitled to receive and share equally in such dividends as may be declared by the board of directors out of funds legally available therefor. Holders of any preferred stock that may be issued in the future may have a priority over the holders of common stock with respect to dividends.

Voting Rights

Each holder of our common stock generally is entitled to one vote per share of common stock on all matters voted upon by our stockholders, including the election of directors, and does not have any right to cumulate votes in the election of directors.

However, our certificate of incorporation provides that any record owner of any outstanding common stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then-issued and outstanding shares of common stock (the “limit”) shall be entitled to cast only one one-hundredth of one vote per share for each share in excess of the limit. Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, and includes shares beneficially owned by such person or any of his or her “affiliates” (as defined in the certificate of incorporation), shares that such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but shall not include (i) shares beneficially owned by any pension, profit-sharing, stock bonus, ESOP or other compensation plan maintained by us or the Bank, or by any trust or custodial arrangement established in connection with any such plan, which shares are not specifically allocated to a person’s personal account, or (ii) shares that are subject to a revocable proxy and that are not otherwise beneficially owned or deemed by us to be beneficially owned by such person and his or her affiliates. The certificate of incorporation further provides that this provision limiting voting rights may only be amended upon the vote of two-thirds of the votes eligible to be cast by holders of all outstanding shares of voting stock (after giving effect to the limitation on voting rights).

Additionally, under Federal Reserve regulations, a holder of 25% or more of a series of our voting securities, including our common stock, may be subject to regulation as a savings and loan holding company under HOLA or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder. In addition, any savings and loan holding company may be required to obtain the prior approval of the Federal Reserve in order to acquire more than 5% of our common stock and any person other than a savings and loan holding company may be required to obtain the approval of the Federal Reserve to acquire 10% or more of that series. In addition, any company may be required to obtain the prior approval of the NYSDFS to acquire 10% or more of our common stock and may then be deemed a bank holding company for purposes of New York law.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of common stock in the event of our liquidation, dissolution or winding-up.

No Preemptive or Redemption Rights

Holders of our common stock are not entitled to preemptive rights with respect to any shares that may be issued. Our common stock is not subject to redemption.

Certain Anti-Takeover Provisions

Our certificate of incorporation and bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions (i) classifying the board of directors into three classes with each class to serve for three years with one class being elected annually; (ii) providing the board with the exclusive power to fix, from time to time, the size of the board; (iii) authorizing a majority vote of the directors then in office to fill vacancies on the board; (iv) providing that a director may be removed prior to the expiration of his or her term only for cause, upon the vote of 80% of the shares entitled to be voted in the election of directors; (v) allowing the board to give due consideration to constituencies other than our stockholders in evaluating acquisition or merger proposals; (vi) requiring the approval of the holders of at least 80% of our outstanding shares of voting stock to approve certain business combinations; (vii) prohibiting cumulative voting for any purpose; (viii) providing that any action required or permitted to be taken by our stockholders may be taken only at an annual or special meeting and prohibiting stockholder action by written consent in lieu of a meeting; (ix) providing that special meetings of stockholders may be called only by the board of directors; and (x) providing that certain of the foregoing provisions may be amended only by the affirmative vote of at least two-thirds of the outstanding stock entitled to vote or by a majority of the authorized number of directors. The foregoing provisions could impede a change of control. In particular, classification of the board of directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the board. Furthermore, allowing the board to consider non-stockholder constituencies may have the effect of increasing the board’s discretion to reject acquisition or merger proposals.

Additionally, in certain instances, the issuance of authorized but unissued shares of common stock or preferred stock may have an anti-takeover effect. The authority of the board of directors to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the board to prevent a change of control despite a shift in ownership of our common stock. In addition, the board’s authority to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Transfer Agent

The transfer agent for the common stock is American Stock Transfer and Trust Company.

Description of Preferred Stock

The following summary contains a description of the general terms of the preferred stock that we may issue pursuant to this prospectus. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our certificate of incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

General

We are authorized to issue up to 9,000,000 shares of preferred stock, par value $0.01 per share. As of June 30, 2017, we had no shares of preferred stock issued or outstanding.

Our certificate of incorporation permits our board of directors to authorize the issuance of preferred stock in one or more series, without stockholder action. The board of directors can fix the number of shares to be included in each such series, and the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The board can determine the following:

•	the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;
•	the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;
•	whether the stock of each such series will be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;
•	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;
•	the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and
•	any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of the certificate of incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

Prior to the issuance of any series of preferred stock, the board will adopt resolutions creating and designating the series as a series of preferred stock and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of Delaware. The preferred stock will, when issued, be fully paid and nonassessable.

The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;
•	the initial public offering price at which the preferred stock will be issued;
•	the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;
•	any redemption or sinking fund provisions; and
•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

In addition, unless the applicable prospectus supplement indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

We may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, which we call depositary shares. See “Description of Depositary Shares”below.

Rank

With respect to the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, unless otherwise specified in the applicable prospectus supplement, each series of preferred stock generally will rank senior to all classes of common stock and equally with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Dividends

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by the board of directors or a duly authorized committee of the board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by the board or an authorized committee of the board. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.

The board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money set aside for payment).

Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

•	we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;
•	other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation); and
•	we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation).

We will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.

Rights Upon Liquidation

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and
•	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

Because we are a holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that the board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Voting Rights

Holders of preferred stock generally will not have voting rights except in certain limited circumstances, although the board of directors may provide voting rights for any newly created series of preferred stock that may be issued in the future. The holders of shares of preferred stock will have no voting rights, except as otherwise stated in the applicable prospectus supplement; as otherwise stated in the applicable prospectus supplement; or as required by applicable law.

Under Federal Reserve regulations, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under HOLA or a bank holding company under the Bank Holding Company Act, depending on the nature of the holder. In addition, at the time that the series are deemed a class of voting securities, any savings and loan holding company may be required to obtain the prior approval of the Federal Reserve in order to acquire more than 5% of that series and any person other than a savings and loan holding company may be required to obtain the approval of the Federal Reserve to acquire 10% or more of that series. In addition, at the time that the series are deemed a class of voting securities, any company may be required to obtain the prior approval of the NYSDFS to acquire 10% or more of that series and may then be deemed a bank holding company for purposes of New York law.

Conversion or Exchange Rights

The terms on which shares of preferred stock of any series may be converted into or exchanged for another class or series of securities will be described in the applicable prospectus supplement.

Transfer Agent

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Description of Depositary Shares

General

We may, at our option, elect to offer depositary shares, which represent an interest in fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Description of Warrants

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;
•	any applicable anti-dilution provisions;
•	any applicable redemption or call provisions;
•	the circumstances under which the warrant exercise price may be adjusted;
•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;
•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of the debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•	the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of the warrants, if any;
•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;
•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;
•	U.S. federal income tax considerations relevant to the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

Description of Units

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	U.S. federal income tax considerations relevant to the units; and
•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock may be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be DTC and the securities will be registered in the name of Cede & Co. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our certificate of incorporation or the applicable indenture, warrant agreement or other applicable security. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of participants, who in turn act only on behalf of participants or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC will take any action permitted to be taken by a registered holder of any securities under our certificate of incorporation or the relevant indenture, warrant agreement, or other applicable security only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

•	we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, warrant agreement, or other security that the global security will be exchangeable for definitive securities in registered form; or
•	there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our certificate of incorporation or the relevant indenture, warrant agreement or other security.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, any trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of the security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell our securities through underwriters or dealers, directly to purchasers, through agents, or through any combination thereof.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such stock, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;
•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and
•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Luse Gorman, PC, Washington, D.C.

EXPERTS

The consolidated financial statements of Dime Community Bancshares, Inc. as of December 31, 2016 and 2015, and for each of the three years in the period ended December 31, 2016, and the effectiveness of Dime Community Bancshares, Inc.’s internal control over financial reporting as of December 31, 2016, have been audited by Crowe Horwath LLP, an independent registered public accounting firm, as set forth in their report appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

2,608,000 Shares

5.50% Fixed-Rate Non-Cumulative
Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Raymond James	Citigroup

Co-Manager

D.A. Davidson & Co.

January 29, 2020